UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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PHINIA Inc.
(Name of Registrant as Specified in its Charter)
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2024

Notice of Annual Meeting of Shareholders and Proxy Statement

May 09, 2024 | 9:00 AM Eastern Time

Who we are

At PHINIA, sustainability is embedded in our values and our approach to meeting the needs of our customers, including our use of **advanced technologies** to explore new possibilities for internal combustion to power the transition to a cleaner tomorrow.

Across commercial vehicle, industrial, and light vehicle applications, we develop **fuel systems, electrical systems, and aftermarket solutions** to enable combustion engines to run at peak performance and efficiency—keeping vehicles and industrial applications running for longer and slowing the need for replacement parts. This approach, combined with our remanufacturing programs, support our **circular model of sustainable mobility.**

We are also investing in **alternative fuel technologies** that offer the potential for enhanced sustainability. Fuels like hydrogen, ethanol, and methanol have the power to **dramatically reduce carbon emissions,** and we will continue to explore and serve as leaders in the pursuit of carbon-neutral and carbon-free solutions.

PHINIA: Advancing sustainability today, to power a cleaner tomorrow.

PHINIA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Proposals and Voting Recommendations

1	Election of Directors	“FOR” each nominee	DATE AND TIME May 9, 2024 9:00 a.m. Eastern Time LOCATION PHINIA Inc. Global Headquarters 3000 University Drive Auburn Hills, MI 48326 RECORD DATE March 11, 2024

2	Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”

3	Advisory Approval of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	“1 YEAR”

4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	“FOR”

We invite you to attend our 2024 annual meeting of shareholders (Annual Meeting) at PHINIA's global headquarters on Thursday, May 9, 2024, at 9:00 a.m. Eastern Time to vote on the above proposals.
Only shareholders of record at the close of business on March 11, 2024 are entitled to notice of, and to vote before or during, the Annual Meeting. Please read the attached proxy statement (Proxy Statement) carefully, as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters.
Thank you for your continued support. We look forward to welcoming you at the Annual Meeting.
Robert Boyle
Vice President, General Counsel and Secretary
March 27, 2024

HOW TO VOTE
Even if you plan to attend the Annual Meeting, we ask that you vote as promptly as possible. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.
INTERNET
Visit www.proxyvote.com.
PHONE
Call 1-800-690-6903.
MAIL
If you received printed copies of the proxy materials, complete, sign, and return your proxy card or voting instruction form by mail.
QR CODE
Scan this QR code using your mobile device.
IN-PERSON VOTING
Follow the instructions provided in the 2024 Annual Meeting section of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 9, 2024. This Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available online at www.proxyvote.com.

Proxy Statement | 2024	3

Dear Fellow Shareholders,
On behalf of the PHINIA Board of Directors, I am excited to invite you to PHINIA’s first Annual Meeting of Shareholders, to be held on Thursday, May 9, 2024, 9:00 a.m. Eastern Time, at PHINIA’s global headquarters in Auburn Hills, Michigan. It is my distinct privilege to serve as your independent, Non-Executive Chair during this momentous period in the history of our Company.
I would like to share highlights of the Board’s work leading up to this inaugural Proxy Statement, where we provided independent oversight of key areas of importance to you – our shareholders – and our other stakeholders.
Delivering on Our Strategy for Long-term Value Creation
We completed our separation from BorgWarner Inc. on July 3, 2023 and have been operating successfully as an independent, publicly traded company since the spin. Under the leadership of Brady Ericson, PHINIA’s President and Chief Executive Officer, our experienced management team is diligently executing our strategy for long-term value creation and delivering solid financial and operational performance, despite headwinds and macroeconomic challenges. Our focus on product leadership and customer service is expected to position us to capitalize on strong, long-term demand for solutions that optimize performance, increase efficiency, and reduce emissions.
The Board oversees management’s execution of a disciplined and balanced capital allocation strategy that has enabled the business to sustain strong returns to shareholders. In August 2023, we implemented a competitive quarterly dividend and approved an initial $150 million share repurchase program. Since then, we have returned approximately $82 million to our shareholders.
Aligning Board Composition with Oversight of Long-term Strategy
The Board is composed of highly qualified, engaged, and committed individuals who bring extensive experience and expertise that contributes to the Board’s effectiveness in overseeing the business and strategy of the Company. Each member of the Board possesses leadership skills and experiences across multiple disciplines that align with the current needs of the Company. These skills and experiences include: transportation industry; manufacturing and operations; capital markets, corporate finance, investment, and legal and risk management; fostering a diverse and inclusive culture; executing on restructuring programs; adapting to changing market conditions; and demonstrated success in acquisitions and integrations across global commercial vehicle, industrial, light vehicle, and aftermarket industries. The Board’s diverse perspectives are critical to effectively overseeing our long-term strategy and the future success of the business.
Overseeing PHINIA’s ESG Focus and Path to a More Sustainable Future
The Board is actively engaged with management in evaluating the key environmental, social, and governance (ESG) topics relevant to PHINIA, including their alignment with the Company's corporate strategy. The Corporate Governance Committee assists the Board in overseeing the Company’s ESG strategies and initiatives and receives regular updates from management regarding PHINIA's progress on these efforts, including feedback from our stakeholders on ESG topics.

4	2024 | Proxy Statement

PHINIA’s approach to ESG includes attracting, retaining, and engaging our talented employees, reducing our environmental footprint, and advancing a cleaner, more efficient future through our product portfolio, with a keen focus on product life cycle, alternative fuel technologies, and remanufacturing programs, as we and others seek to reduce emissions and limit the impacts of climate change. We believe our focus on ESG and contributing to a more sustainable future is important to our customers, employees, suppliers, and other stakeholders, including you, in creating long-term value and future growth.
Our ESG governance structure, as well as the key ESG strategies managed within it, are further described in this Proxy Statement. We look forward to sharing more about our ESG journey in our inaugural Sustainability Report, which is expected to be released in the summer of 2024.
Engaging our Shareholders
I hope you will review our inaugural Proxy Statement in its entirety, as we have endeavored to provide a thoughtful and clear discussion regarding our oversight responsibilities and initial governance policies and practices. We highly value your views and look forward to continued engagement with you on these topics as we mature as a public company.
On behalf of the PHINIA Board, thank you for your investment, support, and confidence in PHINIA. I hope that you can join us at our inaugural Annual Meeting of Shareholders and continue with us on our journey as a newly public company in advancing sustainability today, with the goal of powering a cleaner tomorrow.

Sincerely, Rohan S. Weerasinghe Independent, Non-Executive Chair PHINIA Inc.

Proxy Statement | 2024	5

As used in the Proxy Statement and elsewhere in our proxy materials, the terms “PHINIA,” “the Company,” “we,” and “our” refer to PHINIA Inc.
The Proxy Statement includes website addresses and references to additional materials found on those websites or in other reports filed with the Securities and Exchange Commission (the SEC). These websites and materials are not incorporated into the Proxy Statement by reference.
Cautionary Statement Regarding Forward-Looking Information
The Proxy Statement and Letter from Our Non-Executive Chair contain certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” "pursuit," “seek,” “should,” "strive," “target,” “when,” “will,” “would,” or other words of similar meaning. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and other factors are described more fully in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the SEC. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

6	2024 | Proxy Statement

PROXY STATEMENT
The Board of Directors (the Board) of PHINIA Inc. is providing this proxy statement (the Proxy Statement) in connection with its solicitation of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on May 9, 2024 (the Annual Meeting). We began making our proxy materials available on March 27, 2024.
COMPANY HIGHLIGHTS

Our Company
PHINIA is an independent, market-leading premium solutions and components provider, with over 100 years of manufacturing expertise and industry relationships and a strong brand portfolio that includes DELPHI®, DELCO REMY® and HARTRIDGE®. We have a talented team of over 13,000 employees across 44 locations in 28 countries and are headquartered in Auburn Hills, Michigan, USA.
Across commercial vehicles and industrial applications (heavy-duty and medium-duty trucks, off-highway construction, marine, aviation, and agricultural) and light vehicles (passenger cars, trucks, vans, and sport-utility), we develop fuel systems, electrical systems, and aftermarket solutions designed to keep combustion engines operating at peak performance, while investing in advanced technologies to unlock the potential of alternative fuels.

Our Values
•Product Leadership – Innovation that brings value to our customers
•Humility – Seeking out diverse perspectives and working collaboratively
•Inclusivity – Recognizing our differences make us stronger; we are bold and intentional
•Net-Zero – Committed to energy efficiency, waste reduction and beneficial reuse
•Integrity – Taking responsibility for our decisions and doing what is right
•Accountability – Taking ownership of our actions and for driving results
Our values support our commitment to innovation and quality as a trusted partner, powering our customers’ transition to a cleaner, brighter tomorrow.

Proxy Statement | 2024	7

COMPANY HIGHLIGHTS
2023 Financial Performance
Adjusted Sales, Adjusted Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. See Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP.
Our Vision for Long-Term Value Creation
Capital Allocation Strategy
Our capital allocation strategy is a key component of our vision for long-term value creation. This strategy has enabled us to sustain strong shareholder returns and stock price performance since the Board approved the Company’s initial share repurchase program and implementation of the Company’s dividend on August 31, 2023.

“Our return on invested capital based decision making supports our objective of maximizing total shareholder returns. It drives our focus in remaining disciplined with how we use our capital.”

– Brady D. Ericson, President and Chief Executive Officer

☐	PHINIA	☐	S&P 600 Index	☐	S&P 600 Automotive Parts & Equipment Index

Total return on stock (including reinvestment of dividends) from August 31, 2023 through March 11, 2024, the Record Date.

8	2024 | Proxy Statement

COMPANY HIGHLIGHTS
ESG Highlights
Advancing Sustainability Today, Powering a Cleaner Tomorrow
PHINIA's commitment to corporate responsibility is embedded in our values and how we do business. We recognize that managing ESG risks and opportunities is integral to our aspirations of advancing sustainability today, with the goal of powering a carbon-neutral and carbon-free tomorrow. We made great progress in 2023 in establishing our ESG governance structure and initial framework. In 2024, we will publish our first annual Sustainability Report and continue our engagement with stakeholders to further inform our ESG framework.
Engagement and Oversight
PHINIA's ESG governance structure is designed to enable broad engagement, strategic alignment, and appropriate oversight of ESG strategies, priorities, risks, and opportunities across the Company.
Our ESG Council consists of subject matter experts from business and corporate functions, as well as cross-functional workgroups focused on topics across PHINIA's ESG framework. The ESG Council oversees the development and monitoring of key ESG strategies and initiatives, and related trends, risks and opportunities. Members of the ESG Council provide quarterly updates to the ESG Steering Committee, which consists of our executive-level ESG sponsors. ESG Steering Committee members provide periodic updates to the executive-level Strategy Board, consisting of our Chief Executive Officer and his direct reports, on the work of the Council and progress across our ESG framework.
The Board is actively engaged with members of the ESG Council, ESG Steering Committee, and Strategy Board in overseeing PHINIA's key ESG strategies, with various oversight responsibilities delegated to our Board committees.

Corporate Governance Committee
•corporate governance
•succession planning
•sustainability strategy and corporate responsibility
•stakeholder feedback on ESG topics
•Board-level ESG expertise and awareness of ESG-related risks and opportunities
Compensation Committee •executive compensation policies and practices •human capital management, including equity, diversity, and inclusion	Audit Committee •internal audit, accounting and financial risks •cybersecurity •risk management •whistleblower and ethics programs •legal and regulatory compliance

Environmental
We recognize that one of the biggest impacts we can have in contributing to a cleaner tomorrow is driving sustainability through product innovation and development and reducing the environmental footprint of our operations.
•Product Engineering – With our product portfolio, we are focused on enhancing efficiency and reducing environmental impact through our design and product lifecycle, alternative fuel technology, and remanufacturing initiatives.
•Environmental and Facilities – We are developing our roadmap to carbon neutrality, with expected milestones and actions centered on implementing global smart metering, reducing our carbon emissions and waste, and enhancing energy efficiency, renewable energy use, and recycling methods.

Proxy Statement | 2024	9

COMPANY HIGHLIGHTS

Social	We believe engaging our employees through our human capital management strategies and initiatives brings strength and excellence to our organization.

	Equity, Diversity and Inclusion	Education and Development
	Inclusivity is among the Company’s core values. We strive to cultivate a culture where employees are treated with respect and their differences are valued.	We provide formal development opportunities for our employees to enable them to build the skills needed to reach their short- and long-term career goals.

	Engagement and Sentiment	Health and Safety

We actively deploy strategies to attract highly qualified talent and engage and retain our global workforce, including through reward and recognition programs, and competitive pay and benefits. We also support our employees in giving back to our local communities.

The safety of our employees is a top priority. We are dedicated to continually improving safety performance through education, focusing our efforts on managing and mitigating risk and building a culture where safety comes first and is embedded in our culture.

Governance
We seek to empower our employees to act ethically and with integrity every day through robust standards, policies and training, and we engage our suppliers to promote sustainable and ethical conduct.
•Ethics and Integrity – Through our Code of Ethical Conduct, policies, and related training, we define our principles, expectations, and guidelines for appropriate business behavior and making ethical and responsible choices.
•Supply Chain Responsibility – We maintain high standards for human rights and environmental performance in our supply chain and seek to ensure our suppliers meet our expectations.

10	2024 | Proxy Statement

COMPANY HIGHLIGHTS
Shareholder Engagement
We recognize our relationships with shareholders and other stakeholders are an important part of the Company’s success. During 2023, we engaged with shareholders, prospective shareholders, and other stakeholders and members of the broader investing community.
During this engagement, our management team provided updates on a range of topics, addressed questions, and enhanced their understanding of the perspectives and focus areas of investors. The Board and management team carefully consider feedback from these meetings in evaluating our business and strategic priorities, as well as corporate governance, executive compensation, and ESG strategies and initiatives.

Engagement Team	Executive Management	Investor Relations	Senior Leadership	Subject Matter Experts	Board of Directors

Who We Engaged	How We Engaged

•Institutional Investors, including mutual funds, pension funds, and hedge funds, insurance companies, sovereign wealth funds, and others
•Sell-Side Analysts
•Credit Investors
•Proxy Advisory Firms
•Rating Agencies/Firms

•One-on-one and group meetings in-person and virtually
•Quarterly earnings calls
•Industry and sell-side presentations and conferences
•Company-hosted events and presentations
•Written and electronic communications

Key Resources	Key Topics

•PHINIA website investors.phinia.com •Quarterly earnings •Investor Day •Public and industry events •Press releases and presentations •New York Stock Exchange (NYSE) debut and coverage •SEC filings
•Overall business strategy
•Financial performance and business conditions
•Capital allocation
•Growth opportunities
•Product innovation and development
•Corporate governance
•Executive compensation
•ESG, sustainability, and contributing to a cleaner tomorrow

Proxy Statement | 2024	11

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.

Proposal 1	Election of Directors	The Board recommends a vote FOR each director nominee.

Our Director Nominees
Our Board brings extensive experience and expertise across multiple disciplines. Each member of the Board was chosen for his or her skills and experiences, including with respect to: the transportation industry; manufacturing and operations; capital markets, corporate finance, investment, and legal and risk management; executing on restructuring programs; adapting to changing market conditions; demonstrated success in acquisitions and integrations across global commercial vehicle, industrial, light vehicle, and aftermarket industries; excellence in building culture, including fostering diversity and inclusion; and general business acumen.

Samuel R. Chapin Independent Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch Age: 66 Committees: CC, CGC	Brady D. Ericson President and Chief Executive Officer, PHINIA Inc. Age: 52 Committees: None	Robin Kendrick Independent President and Chief Executive Officer, Accuride Corporation Age: 59 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 55 Committees: CC

KEY AC Audit Committee CC Compensation Committee CGC Corporate Governance Committee * Committee Chair
D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young, LLP Age: 57 Committees: AC*	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Retired, Former General Counsel, Citigroup, Inc. Age: 73 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-Chief Executive Officer, Tenneco Inc. Age: 61 Committees: AC, CC*

12	2024 | Proxy Statement

PROXY SUMMARY
Board Composition and Qualifications
Our Board utilizes a thoughtful approach to board composition. We seek to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to oversee management and guide the Company in executing its business strategy, recognizing that these areas may change over time.
Age

☐	<60 years
☐	60-70 years
☐	>70 years

Independence

☐	Independent
☐	Non-Independent
Diversity

☐	Diversity
☐	Gender Diversity
Racial/Ethnic Diversity

Senior Leadership Experience - 6/7	Manufacturing & Operations Experience - 4/7	Financial Expertise - 6/7

Public Company Board Experience - 4/7	International Experience - 6/7	Risk Management Expertise - 7/7

Transportation Industry Experience - 5/7	Technology & Innovation Expertise - 3/7	Legal, Regulatory & Public Policy Expertise - 3/7

Governance Highlights

  Independent Board Chair
  Annual election of directors
  Majority voting standard for election of directors
  6 of 7 director nominees are independent
  Key Board committees entirely composed of independent directors
 Director time commitment (overboarding) policy
  Director retirement policy
  Use of a skills matrix to align Board selection with business strategy

  Share ownership policies
  Prohibition of speculative, hedging and pledging transactions
 Clawback (compensation recovery) policy
  Regular shareholder engagement efforts
  Robust ESG governance structure
  No super majority voting provisions for common shareholders
 Proxy access shareholder rights
  No shareholder rights plan

Proxy Statement | 2024	13

PROXY SUMMARY

Proposal 2	Advisory Approval of the Compensation of Our Named Executive Officers	The Board recommends a vote FOR this proposal.

2023 Executive Compensation Overview
The principal elements of compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We will review each element annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be reasonably below or above the median considering a person’s scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual business performance. For 2023, 85% of total target compensation for our Chief Executive Officer (CEO) and an average of 62% for our other named executive officers (NEOs) was at-risk and tied to performance.

CEO	Other NEOs

15%
Base Salary
85%
At-Risk
19%
Annual Incentive (cash)
66%
Long-Term Incentive

38%
Base Salary
62%
At-Risk
41%
Long-Term Incentive
21%
Annual Incentive (cash)

Element	How It’s Paid	Key Features

Salary	Cash (Fixed)	Competitive, fixed rate of pay relative to similar positions in the market intended to enable us to attract and retain critical executive talent

Annual Cash Incentive	Cash (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving annual financial goals that drive shareholder value

Long-Term Equity Incentive	Equity (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving longer-term financial goals that drive long-term shareholder value creation and support our retention strategy

14	2024 | Proxy Statement

PROXY SUMMARY
Compensation Highlights
The following features of our executive compensation program demonstrate sound compensation governance and have been designed in the best interests of our shareholders and executives.

What We Do

Pay for performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk
Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against peer group of companies
Compensation Committee composed solely of independent directors
Engage independent compensation consultant, reporting directly to the Compensation Committee
Conduct annual compensation review and risk assessment
Maintain balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require minimum one-year vesting period for equity awards (other than Replacement Awards and Initial director awards)
Use shareholder engagement to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback (Compensation Recovery) Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide excessive perquisites
We do not provide excessive severance benefits
We do not provide single-trigger change of control severance benefits except if awards are not assumed by the acquiror
We do not permit hedging or pledging of our stock
We do not permit short sales, put options, call options, or other market-offered derivative transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

Proposal 3	Advisory Approval of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	The Board recommends a vote of every 1 YEAR for this proposal.

Proposal 4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	The Board recommends a vote FOR this proposal.

Proxy Statement | 2024	15

BOARD AND GOVERNANCE MATTERS

Proposal 1
Election of Directors
The Board, upon the recommendation of the Corporate Governance Committee, has nominated seven individuals for election as directors at the Annual Meeting, to serve for a term of office expiring at the Company’s 2025 annual meeting of shareholders and until his or her successor has been duly elected and qualified.
Each of the seven director nominees currently serves as a director on the Board. Each director nominee initially became a director of the Company in connection with the Spin-Off (as defined below), and was chosen through a deliberate and thoughtful process over many months, based on extensive consideration of the anticipated needs of the new company. We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board recommends that you vote “FOR” the election of each of the seven nominees.

Samuel R. Chapin Independent Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch Age: 66 Committees: CC, CGC	Brady D. Ericson President and CEO, PHINIA Inc. Age: 52 Committees: None	Robin Kendrick Independent President and CEO, Accuride Corporation Age: 59 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 55 Committees: CC

KEY AC Audit Committee CC Compensation Committee CGC Corporate Governance Committee * Committee Chair
D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young, LLP Age: 57 Committees: AC*	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Retired, Former General Counsel, Citigroup, Inc. Age: 73 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-CEO, Tenneco Inc. Age: 61 Committees: AC, CC*

16	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS
Board Qualifications and Composition
Our Board seeks to establish and maintain a board of directors that is strong in its collective knowledge and possesses a diversity of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to guide the Company in executing its business strategy, recognizing that these areas may change over time.
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, balance of business interest and experience, independence, required expertise and qualifications, and for identifying and recommending to the Board the names of qualified persons for election or re-election as directors. In considering each director candidate and the composition of the Board and its committees as a whole, the Corporate Governance Committee will consider at a minimum the extent to which candidates possess the following factors, which are also outlined in the committee's charter:
•the highest personal and professional ethics, integrity, and values;
•demonstrated business acumen, experience, and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;
•ability to evaluate strategic options and risks, form independent opinions and state them in a constructive manner;
•willingness to actively, objectively, and constructively participate at meetings of our Board and its committees;
•flexibility in approaching problems;
•open-mindedness on policy issues and areas of activity affecting overall interests of the Company and its shareholders;
•stature to represent the Company before the public, shareholders, and various others who affect the Company;
•involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its shareholders;
•willingness to objectively appraise management performance in the interests of the shareholders;
•interest and availability of time to be involved with the Company and its employees over a sustained period;
•ability to work well with others, with deep and wide perspective in dealing with people and situations, and respect for the views of others;
•a reasoned and balanced commitment to the social responsibilities of the Company;
•contribution to our Board’s desired diversity and balance;
•willingness of independent directors to limit public company board service to four or fewer public company boards, inclusive of the Company's Board (any exceptions would require Corporate Governance Committee approval);
•willingness of directors who also serve as chief executive officers of public companies, or in equivalent positions, to limit appointments to no more than two public company boards, inclusive of the Company's Board;
•willingness to tender, promptly following the annual meeting at which they are elected or re-elected as director, an irrevocable resignation that will be effective upon (1) the failure to receive the required vote at the next annual meeting at which they face reelection, and (2) our Board’s acceptance of such resignation; and
•willingness to provide all information, including completion of a questionnaire, required by the Company’s Amended and Restated By-Laws.

Proxy Statement | 2024	17

BOARD AND GOVERNANCE MATTERS
Board Skills, Experience, and Diversity
In addition to the qualifications and attributes set forth in the Corporate Governance Committee Charter, the Corporate Governance Committee utilizes a director matrix consisting of a diverse set of skills, experiences, and attributes, including self-identified diversity characteristics, that it believes enables a director nominee to make significant contributions to the Board, PHINIA, and our shareholders.
The Corporate Governance Committee may consider additional skills, experiences, attributes, and qualifications, as it deems appropriate, given the then-current needs of the Board and PHINIA. The Corporate Governance Committee reviews the criteria for Board and committee membership (including the qualifications, attributes, and director matrix described below) as part of its annual Board composition review, which includes a review of potential director candidates.

SKILLS AND QUALIFICATIONS	Chapin	Ericson	Kendrick	Newton	Norman	Weerasinghe	Wood

Senior Leadership Experience	●	●	●	●		●	●

Public Company Board Experience	●				●	●	●

Transportation Industry Experience		●	●	●	●		●

Manufacturing and Operations Experience		●	●	●			●

International Experience	●	●	●	●		●	●

Technology and Innovation Experience		●	●				●

Financial Expertise	●	●	●		●	●	●

Risk Management Expertise	●	●	●	●	●	●	●

Legal, Regulatory, and Public Policy Expertise				●	●	●

INDEPENDENCE

Independent	●		●	●	●	●	●

DEMOGRAPHIC INFORMATION

Race or Ethnicity*

African American or Black				●

Asian						●

White	●	●	●		●		●

Gender*

Female				●	●

Male	●	●	●			●	●

Other

Age	66	52	59	55	57	73	61

Tenure (years)	<1	<1	<1	<1	<1	<1	<1

*    Categories and information included based on director nominees’ self-identified diversity characteristics.

18	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS
We further describe below the skills, experiences, and expertise included in the director matrix used by the Corporate Governance Committee in considering each director nominee and the composition of the Board and its committees as a whole.

Senior Leadership Experience
Experience serving as CEO or a senior executive, as well as hands-on leadership experience in core management areas — such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development — provides a practical understanding of complex organizations like PHINIA.
6/7

Public Company Board Experience
Service on the boards and board committees of other public companies, or as a senior advisor to public company boards, provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO, and senior management, agenda setting, and succession planning.
4/7

Transportation Industry Experience
Long (measured in years) or high-level experience in the transportation industry, original equipment vehicle manufacture, or vehicle systems or component supply business provides unique insight into the Company’s business, operations, and strategic opportunities.
5/7

Manufacturing and Operations Experience
Manufacturing and operations experience provides valuable insight to management on improvements to our manufacturing and environmental footprints, operational efficiency of our plants, sustainability of our business practices, executing on restructuring plans, and regulatory trends relevant to our operations.
4/7

International Experience
Experience serving as CEO or a senior executive within multinational companies or international markets provides valuable insight to management on our global business plans and challenges in international operations.
6/7

Technology and Innovation Expertise
Expertise in technology and innovation provides valuable insight to management in developing advanced technologies that enable us to deliver superior products and solutions to our customers.
3/7

Financial Expertise
Experience directing large investments, accessing equity and debt markets, and preparing financial statements, or actively supervising one or more persons engaged in such activities, provides valuable insight to management in developing our strategies, assuring sound capital allocation principles, and maintaining effective financial reporting processes.
6/7

Risk Management Expertise
Long (measured in years) or high-level experience in providing effective oversight of risk management (including, among other things, cybersecurity, fraud, and critical event management) procedures to benefit management as we address cyber and other risks.
7/7

Legal, Regulatory, and Public Policy Expertise
Knowledge of legal and regulatory frameworks in which we operate, government advocacy, and public policy that help evaluate risks and how our business may be impacted by governmental actions.
3/7

The Board of Directors, with the assistance of a nationally recognized independent search firm, is actively engaged in a search to add a new director to the Board, with a focus on investor experience, capital allocation expertise, gender diversity, and relevant industry experience.

Proxy Statement | 2024	19

BOARD AND GOVERNANCE MATTERS
Our Director Nominees

Rohan S. Weerasinghe Chair of the Board Independent Director Age: 73 Director since 2023 Committees: •Corporate Governance (Chair)
Professional Experience
•Of Counsel, Shearman & Sterling LLP (2023 – Present)
•General Counsel, Citigroup, Inc. (2012 – 2021)
•Senior Partner, Shearman & Sterling LLP (2005 – 2012)
•Partner, Shearman & Sterling LLP (1985 – 2005)
•Various positions at Shearman & Sterling LLP (1977 – 1985)

Key Skills & Qualifications
•Senior Leadership Experience: Mr. Weerasinghe served as the General Counsel of Citigroup, Inc., one of the world’s largest financial institutions, for over nine years, and prior to that, as the Senior Partner at one of the world’s pre-eminent international law firms. Mr. Weerasinghe brings valuable senior leadership experience to the Board and assists the Board in overseeing the development of our strategy.
•Public Company Board, and Legal Experience: Mr. Weerasinghe has extensive experience advising public companies, boards, chief executive officers, and other senior management, as well as sovereigns worldwide and global financial institutions and corporates, on matters, including significant legal, governance, and business matters and other crisis situations.
•Financial and Risk Management Expertise: Mr. Weerasinghe’s tenure as General Counsel of Citigroup, and his time as the Senior Partner of Shearman & Sterling, which role included managing and overseeing the firm’s chief financial officer, provided him with invaluable finance, capital markets, internal controls, and risk management experience.

Prior Board Experience •Sateri Holdings (2010 – 2012)

Education •J.D., Harvard Law School •M.B.A., Harvard Business School •B.A., Harvard College

20	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS

Brady D. Ericson President & CEO, PHINIA Age: 52 Director since 2023 Committees: •None
Professional Experience
•President & CEO, PHINIA (2023 – Present)
•President & General Manager (Fuel Systems and Aftermarket), BorgWarner Inc.(2022 – 2023)
•President & General Manager (Morse Systems), BorgWarner Inc. (2019 – 2022)
•Chief Strategy Officer, BorgWarner (2017 – 2019)
•President (Emissions Systems and BERU Systems), BorgWarner Inc. (2011 – 2016)
•Various managerial positions at BorgWarner Inc. (1998 – 2011)
•Various executive positions at Honeywell, Remy International and Ford Motor Company

Key Skills & Qualifications
•Senior Leadership Experience: Mr. Ericson’s tenure as President and CEO of PHINIA and former roles as President and General Manager of three business units and Chief Strategy Officer of BorgWarner enable him to bring significant senior leadership, strategic planning, and business experience to the Board.
•Transportation Industry, Manufacturing, and Operations Experience: As CEO of PHINIA and a former executive at BorgWarner, Mr. Ericson has in-depth knowledge of the Company and the global automotive industry, driving our successful development and execution of PHINIA’s strategic plan. Mr. Ericson’s conviction that internal combustion engine (ICE) technologies will be key to carbon-free and carbon neutral transportation solutions in the future is a driving force behind the establishment of PHINIA.
•Global Business Experience and Financial Expertise: Through his leadership roles at PHINIA and BorgWarner, Mr. Ericson gained invaluable expertise in leading a global business, including overseeing key financing and capital allocation initiatives, technology and innovation initiatives, manufacturing and operations, risk management, mergers and acquisitions, integrations, and organizational and industry transformation. Mr. Ericson also acquired extensive international experience through leadership positions held while working and living in five different countries.

Prior Board Experience •Romeo Power, Inc. (previously NYSE: RMO) (2020 – 2021) •Romeo System, Inc. (2019 – 2020)

Education •M.B.A., Duke University •B.S., Kettering University

Proxy Statement | 2024	21

BOARD AND GOVERNANCE MATTERS

Samuel R. Chapin Independent Director Age: 66 Director since 2023 Committees: •Compensation •Corporate Governance
Professional Experience
•Senior Advisor, Rockefeller Capital Management (2019 – Present)
•Executive Vice Chairman (Global Corporate and Investment Banking), Bank of America Merrill Lynch (2010 – 2016)
•Vice Chairman, Merrill Lynch (2003 – 2009)
•Senior Vice President & Head of Global Investment Banking Division, Merrill Lynch (2001 – 2003)
•Managing Director, Merrill Lynch (1993 – 2009)
•Various positions at Merrill Lynch (1984 – 1993)

Key Skills & Qualifications
•Senior Leadership Experience and Financial Expertise: Through his role as Executive Vice Chairman, Global Corporate and Investment Banking and other senior leadership roles with Bank of America Merrill Lynch, Mr. Chapin gained significant investment banking and financial expertise and leadership experience managing a complex, global investment banking organization.
•Public Company Board Experience: Having served on the boards of O-I Glass, Revvity, and CIRCOR International, Mr. Chapin has extensive experience working with senior management and board members on business and corporate governance matters, including consideration of strategic alternatives, acquisitions, and sales of businesses.
•International Experience and Risk Management Expertise: Through his more than three decades of investment banking at Bank of America Merrill Lynch, Mr. Chapin advised complex, global organizations on a wide range of transactional processes, mergers and acquisitions, deal financing, and related risk management. As Executive Vice Chairman of Global Corporate and Investment Banking, Mr. Chapin was primarily responsible for managing relationships with many of the bank’s largest and most complex clients.

Other Boards •O-I Glass, Inc. (NYSE: OI) (2020 – Present) •Revvity, Inc. (NYSE: RVTY) (2016 – Present)

Prior Board Experience •CIRCOR International, Inc. (previously NYSE: CIR) (2019 – 2023)

Education •M.B.A., University of Pennsylvania Wharton School •B.A., Lafayette College

22	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS

Robin Kendrick Independent Director Age: 59 Director since 2023 Committees: •Audit •Corporate Governance
Professional Experience
•President & CEO, Accuride Corporation (2019 – Present)
•President & General Manager (Turbo Systems), BorgWarner Inc. (2018 – 2019)
•President & General Manager (Transmission Systems), BorgWarner Inc. (2011 – 2018)
•President & CEO, RGF AG (2011)
•President, Europe, Acument Global Technologies (2008 – 2010)
•Various executive positions at American Axle & Manufacturing (1999 – 2008)

Key Skills & Qualifications
•Senior Leadership and International Experience: Through his experience as CEO of Accuride Corporation, a diversified manufacturer and supplier of commercial vehicle components, Mr. Kendrick brings to the Board significant insight into the complexities of managing a global Tier-1 automotive and mobility supplier, as well as extensive senior leadership and strategic planning experience. Mr. Kendrick also has robust engineering, sales, operations, and manufacturing experience acquired through leadership roles at BorgWarner, RGF, Acument, and American Axle that enable him to provide the Board with valuable operations and product development expertise that inform PHINIA’s business strategy, operations, and innovation and technology initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: As CEO of Accuride, Mr. Kendrick provides the Board with unique insights into the Company’s business, operations, and strategic opportunities, as well as a deep understanding of the transportation industry and its key participants.
•Financial Expertise and Risk Management Expertise: Mr. Kendrick’s experience working with private equity firms on the restructuring and sale of Acument Europe, and his work as CEO of Accuride, contributes to our Board’s understanding of investor expectations surrounding capital allocation, leverage, and financial discipline, as well as managing risks applicable to complex, global organizations.

Other Boards •Accuride Corporation (2018 – Present)

Education •B.S., University of Leeds, England

Proxy Statement | 2024	23

BOARD AND GOVERNANCE MATTERS

Latondra Newton Independent Director Age: 55 Director since 2023 Committees: •Compensation
Professional Experience
•Senior Vice President & Chief Diversity Officer, The Walt Disney Company (2017 – 2023)
•Group Vice President (Social Innovation) & Chief Diversity Officer, Toyota Motor North America, Inc. (2014 – 2017)
•Chief Program Officer, Toyota Mobility Foundation (2013 – 2014)
•Vice President (Strategic Planning), Toyota Motor North America, Inc. (2009 – 2013)
•Various executive positions at Toyota Motor Corporation (1991 – 2009)

Key Skills & Qualifications
•Senior Leadership and Global Human Capital Experience: Ms. Newton’s experience serving in Chief Diversity Officer roles at The Walt Disney Company and Toyota has enabled her to bring valuable senior leadership experience and human capital expertise to the Board that assists the Board in overseeing the Company’s human capital management strategies, including relating to talent development, equity, diversity and inclusion, and corporate marketing initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: Ms. Newton brings extensive experience in the transportation industry and manufacturing and operations to the Board through her various leadership positions over more than 25 years with Toyota, including Vice President, Strategic Planning and Group Vice President, Social Innovation. While with Toyota, Ms. Newton managed the facilities and transportation purchasing department and directed the procurement of capital equipment, building construction, and logistics services for North America. She also served as general manager of the Team Member Development Center, which managed all engineering and manufacturing staff training and development initiatives in North America.
•Risk Management Expertise and Legal, Regulatory & Public Policy Experience: Through her tenure with Toyota, Ms. Newton held leadership roles that included overseeing corporate planning activities, economic forecasting, competitor analysis, and corporate marketing initiatives. Ms. Newton also gained significant experience managing corporate affairs and related risks, including overseeing state and federal legislative and regulatory activity and engagement, in addition to media and community relations. Her experiences provide the Board with a meaningful perspective on PHINIA’s business strategy and regulatory risk management.

Education •B.S., Kettering University

24	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS

D'aun Norman Independent Director Age: 57 Director since 2023 Committees: •Audit (Chair)	Professional Experience •Audit Partner, Ernst & Young LLP (1988 – 2019)

Key Skills & Qualifications
•Public Company Board Experience: As a current director of Garrett Motion, Ms. Norman brings to the Board experience working with senior management and board members on business and corporate governance matters at an automotive aftermarket company.
•Transportation Industry Experience: Ms. Norman specialized in advising publicly traded, global transportation suppliers and other industrials companies for over 16 years during her career at Ernst & Young. This extensive experience and deep industry knowledge has enabled her to provide the Board with a unique understanding of PHINIA’s business and managing the risks and complexities applicable to its global operations.
•Financial and Risk Management Expertise; Legal, Regulatory and Public Policy Experience: For over three decades, Ms. Norman provided assurance and advisory services to large multinational transportation and industrial companies as a senior audit partner at Ernst & Young. She brings significant financial reporting, accounting and controls, business analysis, risk management, and regulatory expertise to the Board.

Other Boards •Garrett Motion, Inc. (NASDAQ: GTX) (2021 – Present)

Education
•B.S., Bowling Green State University
•Certified Public Accountant
•NACD Certified Director
•AICPA Certification in Cybersecurity Fundamentals
•EY Executive Education Program, Northwestern University Kellogg School of Management

Proxy Statement | 2024	25

BOARD AND GOVERNANCE MATTERS

Roger Wood Independent Director Age: 61 Director since 2023 Committees: •Audit •Compensation (Chair)
Professional Experience
•Co-CEO, Tenneco Inc. (2018 – 2020)
•Chairman & CEO, Fallbrook Technologies Inc. (2018)
•President & CEO, Dana Incorporated (2011 – 2015)
•Executive Vice President & Group President (Engine Group), BorgWarner Inc. (2009 – 2011)
•President (BorgWarner Turbo Systems & BorgWarner Emissions Systems), BorgWarner Inc. (2005 – 2009)
•Various positions at BorgWarner Inc. (1985 – 2005)

Key Skills & Qualifications
•Senior Leadership and Public Company Board Experience: Mr. Wood’s experience as a CEO of multiple public manufacturing companies provides the Board with significant leadership experience and knowledge of global manufacturing, operations, customer solutions, and strategic planning. His current and prior service on the boards of Goodyear Tire, Brunswick, Tenneco, and Dana Holding, also enable him to bring to the Board significant experience working with senior management and board members on business and corporate governance matters at global automotive companies.
•Transportation Industry, Manufacturing, and Operations Experience: Through his senior executive positions at Tenneco Fallbrook Technologies, and Dana Incorporated, Mr. Wood brings extensive knowledge of the transportation industry, providing the Board with unique insight into the Company’s operations, technology and innovation initiatives, and strategic opportunities.
•Financial Expertise and Risk Management Expertise: Through his various roles as CEO and in other senior leadership positions, Mr. Wood has gained substantial experience overseeing corporate finance, investment, capital allocation, and risk management matters, as well as mergers and acquisitions experience, including most notably Tenneco’s $5.4 billion acquisition of Federal-Mogul LLC (leading global supplier to original equipment manufacturers and the aftermarket), subsequent integration, and ultimate spin-off of Tenneco's $12 billion automotive business.

Other Boards •The Goodyear Tire & Rubber Company (NASDAQ: GT) (2023 – Present) •Brunswick Corporation (NYSE: BC) (2012 – Present)

Prior Board Experience •Tenneco Inc. (previously NYSE: TEN) (2016 – 2018) •Fallbrook Technologies Inc. (2016 – 2018) •Dana Holding Corporation (2011 – 2015)

Education •M.B.A., Syracuse University, Whitman School of Management •B.T., State University College at Buffalo, New York

26	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS
Corporate Governance
Board Leadership Structure

Brady D. Ericson President and Chief Executive Officer
The Board does not have a policy on whether the roles of CEO and Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee directors or be an employee. Pursuant to our Corporate Governance Guidelines, the Board should be free to make this choice in a manner that is appropriate for the Company at a given point in time. However, it is the sense of the Board that either a non-employee director should be selected by the independent directors to serve as Non-Executive Chair or the independent directors should select a Lead Director from among them.
The Company’s current Board leadership structure provides for a Non-Executive Chair of the Board who is appointed by the independent directors of the Board. Rohan S. Weerasinghe has served as the Company’s independent, Non-Executive Chair of the Board since the completion of the Spin-Off in July 2023.
The Board believes that the current structure of separating the roles of the Chair and CEO takes advantage of the talents of the two leaders, enabling Mr. Ericson to devote his full attention to operating and actively managing the Company as CEO and Mr. Weerasinghe to provide leadership, guidance, and oversight to the Board as Chair. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described in the Risk Oversight section of this Proxy Statement. Given the dynamic and competitive environment in which PHINIA operates, the Board may reconsider its leadership structure from time to time based on changes in our circumstances and in the composition of the Board.

Rohan S. Weerasinghe Non-Executive Chair

Our Corporate Governance Guidelines provide that the Non-Executive Chair or Lead Director, as applicable, has the following responsibilities:
•provide independent oversight of the Company’s management and affairs on behalf of our shareholders to ensure the effectiveness and independence of our Board;
•serve as the principal liaison between our management and the independent directors;
•contribute to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting;
•facilitate discussion among the independent directors on key issues and concerns outside of Board meetings;
•consult with the CEO and independent directors regarding Board agenda items;
•approve the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors;
•preside over all meetings of the Board;
•communicate with shareholders as appropriate;
•with the Corporate Governance Committee, oversee the annual CEO, full Board, and individual director evaluation process; and
•assist with other responsibilities that the independent directors as a whole might designate from time to time.

Proxy Statement | 2024	27

BOARD AND GOVERNANCE MATTERS
Board Committees
Our Board has the following three standing Board committees, each of which operates under a written charter that is reviewed on an annual basis and posted on our website at investors.phinia.com.
AUDIT COMMITTEE

Members: D’aun Norman (Chair) Robin Kendrick Roger J. Wood
Meetings Held in 2023 Following the Spin-Off in July: 6
•The Audit Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and independence standards under our Corporate Governance Guidelines.
•Each member of the Audit Committee is financially literate, and the Board has determined that Ms. Norman qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee, among other things, is responsible for assisting the Board in:
•reviewing with management and the independent auditor the Company's annual and interim financial statements;
•overseeing the adequacy and effectiveness of the Company's internal control over financial reporting;
•overseeing the appointment, compensation, and retention of the Company's independent auditor;
•monitoring the independent auditor's qualifications, independence, and performance;
•monitoring the performance of the Company’s internal audit function;
•overseeing the Company's compliance with legal and regulatory requirements; and
•overseeing the Company’s risk management and compliance practices, including cybersecurity, whistleblower, and ethics programs.

COMPENSATION COMMITTEE

Members: Roger J. Wood (Chair) Samuel R. Chapin Latondra Newton
Meetings Held in 2023 Following the Spin-Off in July: 3
•The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and independence standards under our Corporate Governance Guidelines.

The Compensation Committee, among other things, is responsible for assisting the Board in:
•ensuring the compensation of executive officers is internally equitable, externally competitive, motivates executive officers toward the achievement of business objectives, and aligns their focus with the long-term interests of the Company and our shareholders;
•approving and evaluating compensation plans, policies and programs of the Company as they affect executive officers;
•overseeing human capital management, including equity, diversity, and inclusion; and
•assessing whether ESG goals and milestones, if applicable, are effectively reflected in executive compensation.

28	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS
CORPORATE GOVERNANCE COMMITTEE

Members: Rohan S. Weerasinghe (Chair) Samuel R. Chapin Robin Kendrick
Meetings Held in 2023 Following the Spin-Off in July: 2
•The Corporate Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and independence standards under our Corporate Governance Guidelines.

The Corporate Governance Committee, among other things, is responsible for assisting the Board in:
•recommending the structure of the Board and its committees to serve the Company’s practices and objectives;
•identifying and recommending qualified candidates for election as directors;
•recommending directors and chairs for each committee for appointment by the Board;
•developing and recommending a set of corporate governance principles;
•reviewing the Company’s policies and programs that relate to public issues of significance to the Company and the public at large, including but not limited to ESG matters; and
•leading the Board in its annual review of the performance of the Board and the CEO.

Proxy Statement | 2024	29

BOARD AND GOVERNANCE MATTERS
Director Nomination and Refreshment Process
Qualifications for Director Nominees and Board Member Attributes
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, independence, expertise, skills, and qualifications. In considering each director nominee and the composition of the Board and its Committees as a whole, the Corporate Governance Committee considers the minimum qualifications and attributes included in the Corporate Governance Committee Charter and utilizes a director matrix consisting of a diverse set of skills, experiences, qualifications, and attributes, including self-identified diversity characteristics that it believes enables a director nominee to make significant contributions to the Board, PHINIA, and our shareholders. We further describe these minimum qualifications and attributes and our director matrix under "Board Qualifications and Composition" in the Board and Governance Matters section of this Proxy Statement.
The Committee may consider additional skills, experiences, attributes, and qualifications, as it deems appropriate, given the then-current needs of the Board and PHINIA. The Committee reviews the criteria for Board and Committee membership (including the qualifications, attributes, and director matrix more fully described elsewhere in this Proxy Statement) as part of its annual Board composition review, which includes a review of potential director candidates.
Director Candidate Identification and Evaluation Process
The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including shareholders, directors, management, third-party search firms, and other sources. When the Corporate Governance Committee engages a third-party search firm, it generally provides the third-party search firm with guidance as to the skills, experiences, qualifications, and attributes that the Committee is seeking in potential candidates. The search firm then identifies candidates for the Corporate Governance Committee’s consideration and conducts a preliminary interview of such candidates. Included below is an overview of the process the Corporate Governance Committee undertakes when evaluating candidates.

Identification	Use of qualifications and attributes list and skills matrix to identify desired candidates for representation on our Board.

Assessment	Preliminary assessment of candidates’ background, skills, experiences, qualifications, attributes, freedom from conflicts of interest, and independence.

Consideration	Consideration of the narrowed pool of candidates’ qualifications, expertise, and cognitive diversity.

Interview	Qualified candidates are discussed and interviewed by the Corporate Governance Committee and, as appropriate, the Non-Executive Chair and CEO.

Recommendation	The Corporate Governance Committee recommends nominees to the full Board.

Selection
The full Board selects, and may elect, nominees based on the Corporate Governance Committee's recommendation and confirmation of the desired skills, experiences, qualifications, and attributes for Board membership.

Voting	Shareholders vote on nominees at annual meetings of shareholders.

30	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS
Shareholder Recommendations for Director Nominees
The Corporate Governance Committee will consider candidates for the Board that are recommended by shareholders.
Shareholder-recommended candidates whose nominations comply with the required procedures described in our Amended and Restated By-Laws, and who meet the criteria referred to in our Corporate Governance Guidelines will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s candidates.
See "Shareholder Proposals for the 2025 Annual Meeting" in the Annual Meeting Information section of this Proxy Statement for additional information regarding the process for shareholders to recommend director nominees.
Board Meetings and Attendance

4 regular Board meetings held in 2023 since the Spin-Off in July. Our Board intends to hold 4 regular meetings each year, with special meetings occurring when necessary.	During 2023, each director attended 100% of the total number of meetings of our Board and the committees on which he or she served (held during the period in which the director served).

Our non-executive directors meet in executive session following every regularly scheduled Board meeting. Mr. Weerasinghe, our Non-Executive Chair, presides at these executive sessions. Under our Corporate Governance Guidelines, directors are expected to personally attend the annual meeting of shareholders and all meetings of the Board and each committee on which they serve. The Company completed the Spin-Off in July 2023 and did not hold an annual meeting of shareholders last year. This Annual Meeting is the Company’s first annual meeting of shareholders.

Key Board and Committee Oversight
Our directors serve as representatives for, and are accountable to, the Company’s shareholders. We believe effective Board oversight is critical to the long-term success of the Company and maximizing value for our shareholders.
Company and Strategy Oversight
In addition to the specific oversight responsibilities identified below, the Board generally is responsible for providing independent oversight of the Company's management and affairs, including short- and long-term strategic priorities and related planning processes, including annual review of the operating budget.
Since the Spin-Off, the Board has actively engaged with members of the Company's Strategy Board, comprised of our CEO and all of his executive-level direct reports, and other senior leaders with respect to management's execution and development of key strategies and initiatives across the Company. This engagement during Board meetings has covered a broad range of topics, including information relating to: capital allocation and financial performance; global and regional priorities across our Fuel Systems and Aftermarket businesses; key products and solutions, including engineering, technology, and product development opportunities and investment in alternative fuel technologies; market, industry, customer, and competitive landscape; global supply chain and operational excellence initiatives; transition services agreements and related progress on operating as a standalone company; human capital management and other ESG initiatives; information technology infrastructure and cybersecurity; legal and regulatory developments; and other risks, opportunities, and strategies across the Company.
The Board and management will continue to review the Company’s short- and long-term strategic priorities throughout the year, and dedicate time at each Board meeting for appropriate discussion.

Proxy Statement | 2024	31

BOARD AND GOVERNANCE MATTERS
Risk Oversight
Our Board has primary responsibility for risk oversight, with a focus on the most significant risks facing the Company. The Board discharges its risk oversight responsibilities, in part, through delegation to its committees. The Company’s risk governance is facilitated through a top-down and bottom-up communication structure, with the tone established at the top by Mr. Ericson, our President and CEO, and other members of management, specifically, the Enterprise Risk Management (ERM) Committee, which is an executive-level body with leaders from each regional business and corporate function that discusses and monitors the most significant enterprise and emerging risks in a cross-functional manner and provides periodic updates to the Board. The ERM Committee is tasked with developing risk management practices and integrating them into their functional or regional business units.
While our Board has ultimate responsibility for oversight of our risk management practices, the Audit, Compensation, and Corporate Governance Committees of our Board contribute to the risk oversight function in the manner set forth below:

Board of Directors

Our Board is primarily responsible for oversight of the strategic, operational, commercial, financial, legal, health and safety, and compliance risks, including cybersecurity threats, relevant to the Company.

Audit Committee	Compensation Committee	Corporate Governance Committee

The Audit Committee oversees:
•the review with management and the independent auditor the Company's annual and interim financial statements;
•the adequacy and effectiveness of the Company's internal control over financial reporting;
•the internal audit function;
•compliance with legal and regulatory requirements; and
•risk management and compliance practices, including cybersecurity, whistleblower, and ethics programs.

The Compensation Committee oversees:
•annual review of management’s assessment of the Company’s executive compensation policies and practices, including to confirm incentive compensation programs do not encourage risk-taking that could be reasonably likely to have a material adverse effect on the Company; and
•human capital management.

The Corporate Governance Committee oversees:
•risks related to other key ESG strategies, including sustainability strategy, policies, and procedures and corporate governance matters;
•related party transactions;
•Board and committee composition; and
•director succession and recruitment.

Management

Members of management, primarily through the ERM Committee, assess the degree to which risk management is integrated into business processes throughout the organization and seek opportunities to further such integration.

Cybersecurity
As part of our overall risk management system and processes, we assess, identify, and manage material risks from cybersecurity threats through our ERM process. The Company generally approaches cybersecurity threats through a cross-functional, multilayered approach, with the goals of: (i) identifying, preventing, and mitigating cybersecurity threats to the Company; (ii) preserving the confidentiality, security, and availability of the information that we collect and store for use in operating our business; (iii) protecting the Company’s intellectual property; (iv) maintaining the confidence of our customers, suppliers, other business partners and employees; and (v) providing appropriate public disclosure of cybersecurity risks and incidents when required.
For further information regarding the Company's cybersecurity risk management, strategy, and governance policies and processes, please refer to Part I, Item 1C. Cybersecurity of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the 2023 Annual Report).

32	2024 | Proxy Statement

BOARD AND GOVERNANCE MATTERS

ESG Oversight
We have established a governance structure that is designed to enable broad engagement, strategic alignment, and appropriate oversight in managing our ESG, strategies, priorities, risks, and opportunities across the Company. The Board is actively engaged with management in overseeing PHINIA's key ESG strategies and initiatives, with various oversight responsibilities delegated to our Board committees.

Audit Committee	Compensation Committee	Corporate Governance Committee

The Audit Committee:
•oversees adequacy and integrity of accounting, auditing, and financial reporting practices;
•oversees compliance with legal and regulatory requirements;
•oversees risk management and compliance practices, including cybersecurity, whistleblower, and ethics programs; and
•assesses compliance with ESG-related financial disclosure requirements.

The Compensation Committee:
•oversees human capital management, including diversity, equity, and inclusion strategies; and
•assesses whether ESG goals and milestones, if appropriate, are effectively reflected in executive compensation.

The Corporate Governance Committee:
•reviews the Company’s sustainability strategy, policies, and procedures, including corporate responsibility and corporate governance matters;
•receives, reviews, and considers stakeholder feedback on ESG topics; and
•confirms ESG expertise on the Board and general Board awareness of ESG risks and opportunities.

We further describe our approach to corporate responsibility, ESG governance structure, and initial ESG framework under "ESG Highlights" in the Company Highlights section of this Proxy Statement.

CEO Succession Planning
The Board, with the support of the Corporate Governance Committee, is responsible for overseeing the succession planning for our CEO. On at least an annual basis, the Board expects to review succession for the CEO and senior executive team, including backgrounds, capabilities, and development opportunities for potential successors.
In the event of an unforeseen loss of the CEO through a succession-related emergency, the Chair of the Board will promptly convene and act as Chair at a special meeting of the Board for purposes of determining CEO succession. The Board will determine whether to appoint an internal successor or to conduct an external search for a successor CEO, depending on the circumstances at the time and taking into account the recommendation of the Corporate Governance Committee. If it so determines, the Board may appoint an interim CEO while conducting a search to locate a qualified CEO candidate. For these purposes, the Corporate Governance Committee periodically receives from the CEO the CEO’s recommendations regarding his or her successor (including in the event of an emergency), and reviews the development of other executive talent and the executive management needs of the Company.
Corporate Governance Practices and Policies
Governance Documents
Our Corporate Governance Guidelines provide a framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, the responsibilities of the Non-Executive Chair or Lead Director, director independence, Board membership criteria, Board committees, and Board and CEO evaluations. The Corporate Governance Committee annually reviews the Corporate Governance Guidelines and periodically recommends to the Board the adoption of amendments in response to changing regulations, evolving best practices, and shareholder concerns.

Proxy Statement | 2024	33

BOARD AND GOVERNANCE MATTERS
Director Independence
The Board has adopted independence standards to assist the Board in determining the independence of each director. To be considered independent, the Board must affirmatively determine that a director has no material relationship with the Company. In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time.
During the Board’s annual review of director independence, the Board considers transactions, relationships, and arrangements between each director or an immediate family member of the director and the Company. The Board also considers transactions, relationships, and arrangements between each director or an immediate family member of the director and our senior management and the Company.
Under the Company’s “independence” definition, the Board will not consider a director to be independent if the director:
•has a material relationship with the Company;
•is an employee, or was within the last three years an employee, of the Company or whose immediate family member is, or was within the last three years an employee, of the Company;
•is or was an executive within the last three years, or whose immediate family member is or was an executive within the last three years, of an entity on whose compensation committee any of the Company's executives served;
•received or whose immediate family member received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) within the last three years;
•is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company’s audit, or was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
•is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues within the last three years; or
•is considered not to be an independent director by relevant statute or regulation. In those instances in which a non-employee director has a relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company or any of its subsidiaries), the Board will determine whether the relationship is material such as to warrant a determination that the director should not be considered independent.
The Board has affirmatively determined that each of the current directors (Messrs. Weerasinghe, Chapin, Kendrick, and Wood, and Mses. Norman and Newton), other than Mr. Ericson, satisfy the Company’s independence requirements and the independence requirements of the NYSE, and are independent. Mr. Ericson is employed by the Company, and therefore does not meet the independence standards set forth in the NYSE listing standards, the Company’s independence requirements, or SEC rules.
No director or executive officer is related to any other director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any of our directors or executive officers or any other person pursuant to which that director or executive officer was elected as a director of PHINIA or any of our subsidiaries. None of our directors or executive officers is party to, or has any material interests in, any material legal proceedings that are adverse to us or our subsidiaries.
Board Orientation and Continuing Education
Following the Spin-Off, all directors completed an extensive director orientation program, which will also be provided to any new directors going forward. The orientation is designed to acquaint new directors with the Company’s business, familiarize them with finance, audit, human resources, compliance, and other policies, and acquaint them with other issues relevant to directors. As part of the orientation, new directors also meet with the Non-Executive Chair and the CEO, CFO, General Counsel, Chief Human Resource Officer (CHRO) and other members of the Company's Strategy Board, consisting of our CEO and all of his direct reports.

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BOARD AND GOVERNANCE MATTERS
In addition, on a periodic basis, but no less than annually, continuing education at Board meetings is provided on relevant topics which may include, for example, education or training regarding cybersecurity, new and emerging U.S. GAAP trends, corporate governance principles and best practices, the Sarbanes–Oxley Act of 2002, assessment of risk, compliance auditing, and reporting requirements for publicly traded companies. At their discretion, a director may, with Corporate Governance Committee approval, attend certified continuing education programs at the Company’s expense. The Company will pay the reasonable costs of such programs up to an amount of $15,000 per program per year for each director.
Board members are also encouraged to visit PHINIA facilities and attend other key corporate and industry events to enhance their understanding of the Company and its competitors in the transportation industry. Examples of such educational opportunities in 2023 included touring the Company’s remanufacturing facility in Troy, Michigan, and receiving in-depth product-line strategy reviews throughout the year.
Board Evaluations
The Corporate Governance Committee, with the Non-Executive Chair, oversees evaluations of each of the full Board, individual non-employee directors, key committees, and the CEO at least annually to assess whether the Board, its directors, its committees, and the CEO are functioning effectively. The Corporate Governance Committee is responsible for reporting annually to the Board an assessment of the overall effectiveness of the full Board, the CEO, the Non-Executive Chair, and each key committee. The Governance Committee annually reviews the form and process for evaluations. The Board’s evaluation process is based on benchmarking, engagement with advisors, and internal discussion. For 2023, the self-evaluation process for the Board and its committees included (i) committee evaluations led by each committee chair; (ii) interviews between the Non-Executive Chair and each director; and (iii) an executive session of the Board to review the feedback received by the Non-Executive Chair and CEO. In addition, the Non-Executive Chair met in executive session after each Board meeting without the CEO to gather feedback from the other non-employee directors.
The Board believes this process provides ample opportunity to provide feedback on Board, committee, and individual director performance.
Director Time Commitment (Overboarding) Policy
The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Board. Directors are expected to notify the Corporate Governance Committee in writing before accepting election or appointment to the board of any public company or privately held commercial enterprise on which they did not serve when appointed to the Board. Pursuant to our Corporate Governance Guidelines, a director must not accept such election or appointment until being advised by the Corporate Governance Committee or its chair that election or appointment to such other board has been approved by the Corporate Governance Committee. This allows the Corporate Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required by the new position. The Corporate Governance Committee conducts a review of director commitment levels and affirms that all directors are able to comply with the Company’s expectations on a director’s time and availability.
Our Corporate Governance Guidelines provide that non-employee directors should limit the number of public companies on whose boards they serve to four or fewer, inclusive of the Board. Membership on more than four public company boards by a director of the Company for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf. Our Corporate Governance Guidelines also provide that directors who also serve as chief executive officers, or in other executive officer positions, of public companies, should not serve on more than two boards of public companies, inclusive of the Board. Membership on more than two public company boards by such persons for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf.
In addition, no director may serve on the audit committee of more than three public companies, inclusive of the Company's Audit Committee.
The Board takes into account the nature of and time involved in a director’s service on other boards in evaluating the qualifications of each director. The Corporate Governance Committee also evaluates compliance with this overboarding policy at least annually as part of the director nomination process. All of our current Board members are in compliance with the Company’s overboarding policy.

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BOARD AND GOVERNANCE MATTERS
Stock Ownership Policy
Under our Corporate Governance Guidelines, each non-employee director is expected to invest in the Company’s common stock an amount equal to five times the amount of the annual cash retainer for Board service paid to directors. Each non-employee director has up to five years from the date they are first elected to the Board to meet this ownership requirement. Ownership guidelines are reviewed each year to confirm they continue to be effective in aligning the interests of the Board and our shareholders. All of our non-employee directors are in compliance with our stock ownership requirements as of the date of this Proxy Statement. For information regarding the director stock ownership guidelines and requirements, including the types of PHINIA securities counted towards achievement of the stock ownership guidelines, see “Director Stock Ownership Policy” in the Non-Employee Director Compensation section of this Proxy Statement.
Certain Relationships and Related Party Transactions
Agreements with our Former Parent Company
On December 6, 2022, BorgWarner Inc., a manufacturer and supplier of automotive industry components and parts (BorgWarner or Former Parent) announced plans for the complete legal and structural separation of its Fuel Systems and Aftermarket businesses by the spin-off of its wholly-owned subsidiary, PHINIA, which was formed on February 9, 2023 (the Spin-Off). On July 3, 2023, BorgWarner completed the Spin-Off in a transaction intended to qualify as tax-free to the Company’s stockholders for U.S. federal income tax purposes, which was accomplished by the distribution of the outstanding common stock of PHINIA to holders of record of common stock of BorgWarner on a pro rata basis. Each holder of record of BorgWarner common stock received one share of PHINIA common stock for every five shares of BorgWarner common stock held on June 23, 2023, the record date. In lieu of fractional shares of PHINIA, BorgWarner stockholders received cash. As a result of these transactions, all of the assets, liabilities, and legal entities comprising BorgWarner’s Fuel Systems and Aftermarket businesses are now owned directly, or indirectly through its subsidiaries, by PHINIA. PHINIA is an independent public company trading under the symbol “PHIN” on the New York Stock Exchange.
Although BorgWarner is no longer a related party, BorgWarner qualified as a related party during the period of their ownership of PHINIA prior to the Spin-Off. We are, therefore, required to provide a summary description of the material agreements entered into with BorgWarner prior to the Spin-Off.
SEPARATION AND DISTRIBUTION AGREEMENT
The Separation and Distribution Agreement with BorgWarner sets forth our agreements with BorgWarner regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with BorgWarner following the Spin-Off.
Transfer of Assets and Assumption of Liabilities
The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that are necessary so that we and BorgWarner retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business consist of those exclusively related to our business and operations at the time of the Spin-Off. The liabilities assumed in connection with the Spin-Off generally consist of those related to the assets comprising our business or to the past and future operations of our business, including our locations used in our current operations. The Separation and Distribution Agreement provides for the settlement or extinguishment of certain liabilities and other obligations between us and BorgWarner.
Intercompany Arrangements
All agreements, arrangements, commitments, and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and BorgWarner, on the other hand, terminated or were repaid effective as of the Distribution Date, except specified agreements and arrangements that were intended to survive the Spin-Off.
Representations and Warranties
In general, neither we nor BorgWarner made representations or warranties regarding any assets or liabilities transferred or assumed (including with respect to the sufficiency of assets for the conduct of our business), any notices, consents, or governmental approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets or liabilities transferred, the absence of any defenses relating to any claim of either party, or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an “as-is, where-is” basis.
The Spin-Off
The Separation and Distribution Agreement governs BorgWarner’s and our respective rights and obligations regarding the proposed Spin-Off. BorgWarner delivered 100% of the issued and outstanding shares of our common stock to the distribution agent, and the distribution agent electronically delivered the shares of our common stock to BorgWarner shareholders based on the distribution ratio.

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BOARD AND GOVERNANCE MATTERS
Indemnification
We and BorgWarner each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and BorgWarner’s respective businesses. The amount of either BorgWarner’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.
TRANSITION SERVICES AGREEMENTS
We entered into Transition Services Agreements pursuant to which BorgWarner provides us, and we provide BorgWarner, with certain specified services for a limited time to ensure an orderly transition following the Spin-Off. The services BorgWarner provides consist of digital technology, human resources, supply chain, finance, and real estate services, among others. The services that we provide consist of engineering and human resources services, among others. The services are generally intended to be provided for a period of no longer than 12 months following the Spin-Off. The Transition Services Agreements provide for customary termination provisions, including if the other party fails to cure a material breach of its obligations within an agreed period of time. The parties may otherwise negotiate mutually agreed reductions in the scope or early terminations of services received. The Transition Services Agreements provide for customary indemnification and limits on liability.
Given the short-term nature of the Transition Services Agreements, we are in the process of increasing our internal capabilities to eliminate reliance on BorgWarner for the transition services as quickly as possible.
TAX MATTERS AGREEMENT
We entered into a Tax Matters Agreement with BorgWarner that governs the respective rights, responsibilities, and obligations of BorgWarner and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns, and tax contests).
The Tax Matters Agreement generally provides that BorgWarner is responsible and will indemnify us for taxes imposed on a joint-return basis or separate-return basis relating to the Fuel Systems and Aftermarket businesses for periods preceding the Spin-Off, subject to certain exceptions. We are responsible and will indemnify BorgWarner for certain taxes imposed on a joint-return basis relating to the Fuel Systems and Aftermarket businesses for periods preceding the Spin-Off, all taxes imposed on a separate-return basis on us or our subsidiaries (after giving effect to the Spin-Off) for periods following the Spin-Off, and all other taxes relating to the Fuel Systems and Aftermarket businesses for all periods following the Spin-Off. In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that were incurred as a result of restructuring activities undertaken to effectuate the Spin-Off.
In addition, the Tax Matters Agreement provides that we will be required to indemnify BorgWarner for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state, and local income tax law as well as foreign tax law, where such taxes result from (1) breaches of covenants and representations we make and agree to in connection with the Spin-Off, (2) the application of certain provisions of U.S. federal income tax law to these transactions, or (3) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement, or other ancillary agreements) we take after the Spin-Off that gives rise to these taxes. BorgWarner will have the exclusive right to control the conduct of any audit or contest relating to these taxes, but we will have notification and information rights regarding BorgWarner’s conduct of any such audit or contest, to the extent that we could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.
The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, mergers or other business combinations, sales of assets, and similar transactions) that are intended to preserve the tax-free nature of the Spin-Off and certain related transactions. Under the Tax Matters Agreement, these restrictions will apply for two years following the Spin-Off, unless BorgWarner obtains a private letter ruling from the IRS or an opinion of counsel, in each case acceptable to BorgWarner in its discretion, that the restricted action would not impact the tax-free treatment of the Spin-Off or other transaction, or unless BorgWarner otherwise gives its consent for us to take a restricted action in its discretion. Even if such a private letter ruling or opinion is obtained, or BorgWarner does otherwise consent to our taking an otherwise restricted action, we will remain liable to indemnify BorgWarner in the event such restricted action gives rise to an otherwise indemnifiable liability. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business and might discourage or delay a strategic transaction that our shareholders may consider favorable.

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BOARD AND GOVERNANCE MATTERS
EMPLOYEE MATTERS AGREEMENT
We entered into an Employee Matters Agreement with BorgWarner that provides certain protections for our employees and former employees, sets forth the timing and general responsibilities related to the split of assets and liabilities of certain BorgWarner employee benefit and compensation plans, and provides for mutual two-year non-solicitation obligations with respect to employees, with customary exemptions. The Employee Matters Agreement also reflects the adjustment of outstanding equity-based awards granted by BorgWarner prior to the Spin-Off. For additional information, see “The Spin-Off—Treatment of Equity Awards” in the Compensation Discussion and Analysis section.
INTELLECTUAL PROPERTY AGREEMENTS
We entered into several intellectual property agreements with BorgWarner pursuant to which BorgWarner granted us licenses under certain trademarks, patents, and other intellectual property rights that were retained by BorgWarner but that are used by our Fuel Systems and Aftermarket businesses. One license includes a perpetual, nonexclusive, royalty-free license to its IP for products and services generally relating to oxygen sensors, smart remote actuators, cam phasers, and starters and alternators. BorgWarner also granted us a limited, revocable, non-exclusive, royalty-free license to use certain of its trademarks that were previously used by our Fuel Systems and Aftermarket businesses in connection with tooling, machinery, blueprints, and product drawings, until such materials can be replaced.
Similarly, we granted BorgWarner licenses under certain trademarks, patents, and other intellectual property rights that are owned by us but that are used in BorgWarner’s retained businesses. This includes perpetual, nonexclusive, royalty-free licenses to our IP for products and services made at specific sites and generally relating to fuel delivery modules, dynamic sensors, port fuel injection fuel rail assemblies, and starters and alternators. We also granted BorgWarner a limited, revocable, non-exclusive, royalty-free license to use certain of our trademarks that were previously used by its retained businesses in connection with tooling, machinery, blueprints, and product drawings, until such materials can be replaced.
All these licenses are generally transferable with any sale or transfer of an entity or line of business that utilizes the relevant intellectual property, and the transferred license will be limited to the business, products, and services as conducted by the transferred entity or line of business as of the date of the transfer.
REAL ESTATE LEASE AGREEMENTS
We entered into Lease Agreements with BorgWarner that govern the lease or sublease of real estate between BorgWarner and us following the Spin-Off for sites that are occupied by both BorgWarner’s and our employees following the Spin-Off, other than on a short-term basis pursuant the Transition Services Agreements. For each leased or subleased site, the lessee or sub-lessee occupant can continue to occupy such site only until the expiration date of the applicable lease or sublease, subject to extension. The lessee or sub-lessee will pay its pro rata share of costs for the occupied site generally based on the percentage of site occupation, and in some cases headcount, through such expiration date. Except as otherwise agreed to by the parties, the lessor or sub-lessor will pay for any alterations or improvements necessary to demise the applicable site, if it elects to so demise such site, in its sole discretion.
SUPPLY AGREEMENTS AND CONTRACT MANUFACTURING AGREEMENTS
We entered into certain Supply Agreements as well as Contract Manufacturing Agreements with BorgWarner pursuant to which BorgWarner manufactures and supplies to us, and we manufacture and supply to BorgWarner, certain products in accordance with applicable product specifications. The scope of the agreements is limited to products that were at the time of the Spin-Off being manufactured by either BorgWarner or us. New products are included in the scope of the agreements only if they were already included in existing long-range business plans of the respective purchaser or upon mutual agreement.
The prices for products supplied under the Supply Agreements are, as of the Spin-Off, equal to the arm’s length transfer prices applicable immediately before the Spin-Off or, if such transfer prices did not already exist before the Spin-Off, as otherwise set forth in the applicable agreement. The Supply Agreements provide for ongoing price adjustments in accordance with certain pre-defined parameters (e.g., in case of significant volume deviations) and allow either party to adjust prices in case of significant increase or decrease of external costs. The prices for products supplied under the Contract Manufacturing Agreements are set on a cost-plus basis.
The terms of the Supply Agreements and Contract Manufacturing Agreements are defined on a product-by-product basis, ranging from fixed terms of up to 24 months to variable terms that run until end of production of the respective products plus additional service terms as required in corresponding customer agreements. The agreements include customary termination rights for cause, including for material breach by the other party.
With respect to engine control modules and fuel delivery controllers supplied to us by BorgWarner under Supply Agreements, we entered into an Electronics Collaboration Agreement with BorgWarner that complements the Supply Agreements with specific terms, in particular in relation to license grants to underlying technology, warranty claims vis-à-vis third party customers, and engineering support provided by BorgWarner and us to each other.

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BOARD AND GOVERNANCE MATTERS
Related Party Transactions Policy
Our Board has established a written related party transactions policy regarding the review and approval of transactions with related persons. This policy provides that our Corporate Governance Committee is responsible for the review, approval, and oversight of any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the Company was, is, or will be a participant and the amount involved exceeds $120,000 and (2) any “related party” had, has, or will have a direct or indirect material interest, subject to certain specified exceptions. This policy also includes the following standards in assessing transactions with related persons: (a) the business purpose of the transaction; (b) whether the transaction is entered into on an arm’s-length basis on terms fair to us; (c) whether such transaction would violate any provisions of our Code of Ethical Conduct; and (d) whether the transaction would present an improper conflict. A proposed related-person transaction will not be approved if the Board determines that the transaction is inconsistent with our interests and the interests of our shareholders. In general, “related parties” are our directors, director nominees, executive officers, shareholders beneficially owning more than 5% of our outstanding common stock, and immediate family members of such persons.
In 2023, the Corporate Governance Committee reviewed and approved one transaction that met the criteria set forth in the related party transactions policy. Mr. Thomas Gropp, the husband of Chris Gropp, the Company’s Vice President and Chief Financial Officer (CFO), is employed by the Company. During 2023, he served as a Director in Global Supply Chain Management and earned total compensation in excess of $120,000. Mr. Gropp's compensation is established in accordance with the Company's compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Ms. Gropp did not participate in the compensation recommendations and decisions relating to Mr. Gropp. This related party transaction was reviewed and approved in accordance with the related party transactions policy.
Code of Ethical Conduct
The Company maintains a Code of Ethical Conduct that applies to our directors, officers, and employees and is posted on our website at www.phinia.com. We intend to disclose any amendments to, or waivers from, a provision of our Code of Ethical Conduct on our website within four business days following the date of any amendment or waiver.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity whose executive officers served on our Compensation Committee or our Board.
Governance Materials Available on Our Website
The Company makes available through its website (www.phinia.com), free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; and the Company’s Code of Ethical Conduct. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to our Secretary, Robert Boyle at 3000 University Drive, Auburn Hills, Michigan 48326.
Shareholder Communications with the Board
Shareholders and other parties interested in communicating with the Non-Executive Chair or non-management directors may do so by writing to such director, or the non-management directors as a group, in care of our Secretary, Robert Boyle at 3000 University Drive, Auburn Hills, Michigan 48326. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Secretary’s office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

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N0N-EMPLOYEE DIRECTOR COMPENSATION
Overview
The Corporate Governance Committee, in consultation with the Compensation Committee, is responsible for reviewing and making recommendations to the Board regarding non-employee director compensation, including retainers, fees, and reimbursable expenses to be paid to non-employee directors for serving on the Board and committees of the Board. All of our non-employee directors are paid under the same compensation program. Any executive officer of the Company who also serves as a director, such as our CEO, does not receive any additional compensation for serving as a director.
Our non-employee director compensation program is designed to attract and retain competent and qualified non-employee directors by providing non-employee director compensation that is competitive relative to practices of public companies of similar size and complexity. Our non-employee director compensation program is also designed to address the time, effort, expertise, and accountability required of active Board membership, and align non-employee directors’ interests with those of our shareholders through the equity component of the program.
Elements of Non-Employee Director Compensation
Consistent with its charter, the Corporate Governance Committee reviews non-employee director compensation periodically and recommends changes to the Board as it deems appropriate. Following the Spin-Off, based on a comparative market analysis prepared by the independent compensation consultant utilized by the Corporate Governance Committee and upon the recommendation of the Corporate Governance Committee, the Board approved an initial non-employee director compensation program pursuant to which each of our non-employee directors receives an annual non-employee director fee and an annual equity award in connection with their services to the Company. In addition, pursuant to the program, each non-employee director receives additional fees for serving as the chair or as a member of the Board’s committees and is reimbursed for out-of-pocket expenses in connection with their service to the Company. Any non-employee directors that are elected by the Board to become a Board member outside of an annual meeting of shareholders will receive annual non-employee director fees and annual equity awards pro-rated for the service provided until the next annual meeting of shareholders.
The table below sets forth the components of our non-employee director compensation program.

Element	Value

Board Cash Retainer(1)	$100,000

Board Chair Cash Premium(1)	$100,000

Board Equity Retainer(2)	$140,000

Initial Additional Equity Grant(2)(3)	$240,000

Committee Retainer(1)	Value
	Chair	Member

Audit	$25,000	$7,500

Compensation	$17,500	$7,500

Corporate Governance	$15,000	$5,000

(1)Cash retainers are paid quarterly in arrears and prorated for partial years of service.
(2)Equity awards are granted in the form of restricted stock, which generally will vest and be paid after one year, subject to the non-employee director’s continued service through such date. One share of restricted stock is equivalent in value to one share of the Company’s common stock. The 2023 Board Equity Retainer will vest on the date of the Annual Meeting, May 9, 2024, subject to the non-employee director’s continued service through such date.
(3)In addition to the 2023 Board Equity Retainer, following the Spin-Off on July 18, 2023, the Board approved initial additional equity grants of $240,000 of restricted stock to each non-employee director (Initial Equity Grants), which were designed to compensate them for the substantial additional demands placed upon boards of newly public companies. The Initial Equity Grants will vest on the date of the Annual Meeting, May 9, 2024, subject to the non-employee director’s continued service through such date.

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N0N-EMPLOYEE DIRECTOR COMPENSATION
Director Stock Ownership Policy
Under our Corporate Governance Guidelines, each non-employee director of the Company is expected to invest in the Company’s stock an amount equal to 5 times the amount of the annual cash retainer for Board service paid to non-employee directors, within five years of joining the Board.
The following will be taken into consideration in determining whether the non-employee director has satisfied the stock ownership requirement: restricted stock, restricted stock units, common stock held by the non-employee director and their immediate family members, and shares owned through savings plans, including any plan permitting directors to defer all or part of their annual cash retainer, as well as shares owned indirectly, if the non-employee director has an economic interest in the shares. Unvested restricted stock, unvested restricted stock units, unexercised stock options, and stock appreciation will not be counted towards fulfilling the ownership expectation.
Share prices of all companies are subject to market volatility. The Board believes that it would be unfair to require a non-employee director to buy more shares simply because the Company’s stock price drops temporarily. In the event there is a significant decline in the Company's stock price that causes a non-employee director’s holdings to fall below the applicable threshold, the non-employee director will not be required to purchase additional shares to meet the threshold, but such non-employee director shall not sell or transfer any shares until the threshold has again been achieved.
2023 Director Compensation
The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2023.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)

Samuel R. Chapin	$28,125	$353,471	$0	$381,596

Robin Kendrick	$28,125	$353,471	$0	$381,596

Latondra Newton	$26,875	$353,471	$0	$380,346

D’aun Norman	$31,250	$353,471	$0	$384,721

Rohan S. Weerasinghe	$53,750	$353,471	$0	$407,221

Roger J. Wood	$31,250	$353,471	$0	$384,721

(1)Mr. Ericson is a member of the Board and President and CEO of the Company, and his compensation for fiscal year 2023 is reported in the Summary Compensation Table and other tables and sections of this Proxy Statement. Mr. Ericson did not receive any additional compensation for his service on the Board.
(2)This column reflects the cash fees earned by and paid to non-employee directors for Board and committee service to the Company from July 3, 2023, the effective date of the Spin-Off, through December 31, 2023.
(3)This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (ASC Topic 718), excluding the effect of forfeitures, of the (i) annual Board equity retainer grants and (ii) Initial Equity Grants of restricted stock awards made by the Company on July 18, 2023 to each non-employee director. A discussion of the relevant assumptions is set forth in Note 18 to the Consolidated Financial Statements in Part II, Item 8 of the 2023 Annual Report. As of December 31, 2023, each non-employee director serving at such time (Mses. Newton and Norman and Messrs. Chapin, Kendrick, Weerasinghe, and Wood) held 12,891 unvested restricted shares.

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Proposal 2
Advisory Approval of the Compensation of Our Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act, PHINIA is requesting that our shareholders vote, on an advisory basis, to approve the compensation of our named executive officers, as discussed in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure included in this Proxy Statement. This vote is commonly referred to as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation program and practices described in this Proxy Statement.
Subject to the outcome of the shareholder advisory vote on the frequency of the say-on-pay vote (Proposal 3), the Company expects to hold this say-on-pay vote annually, with the next vote expected to occur at the Company’s 2025 annual meeting of shareholders. Although this advisory say-on-pay vote is not binding, the Board and Compensation Committee highly value the opinions of our shareholders. The result of this vote will provide information to the Compensation Committee about our shareholders’ views of our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions.
Our executive compensation programs are designed to be consistent with our compensation philosophy to pay for performance, align the interests of our executives with those of shareholders, and pay competitively. The Compensation Committee closely monitors our compensation program and pay levels of executives from other similarly-situated companies, and maintains a high level of oversight over our executive compensation program. Specifically, in making executive compensation decisions in 2023 following the Spin-Off, our Compensation Committee performed a market comparison against a peer group and also considered the significant efforts required to complete the Spin-Off and establish standalone strategies, policies, processes, and operating practices.
For the reasons expressed above and in the Compensation Discussion and Analysis, the Compensation Committee and the Board believe that our compensation policies and programs are aligned with the interests of our shareholders and designed to reward performance and pay competitively.
The Board recommends that shareholders vote FOR the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

Our Board recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

42	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes PHINIA’s executive compensation philosophy, objectives, and programs applicable to the following NEOs in 2023.

Brady D. Ericson President and Chief Executive Officer	Chris P. Gropp Vice President and Chief Financial Officer	Robert Boyle Vice President, General Counsel and Secretary	Todd L. Anderson Vice President and Chief Technology Officer	Alisa Di Beasi Vice President and Chief Human Resource Officer

Proxy Statement | 2024	43

EXECUTIVE COMPENSATION
Executive Summary
Introduction
On July 3, 2023, PHINIA became an independent, publicly traded company as a result of the Spin-Off. To provide a fulsome view of 2023 compensation provided to our NEOs, this CD&A and the related compensation tables include information regarding compensation paid by, and executive compensation policies and practices of, BorgWarner as they related to our NEOs prior to the Spin-Off, as well as PHINIA’s compensation structure following the Spin-Off as approved by PHINIA’s Compensation Committee of the Board of Directors (for purposes of this CD&A, the Committee). The Committee will continue to consider our executive compensation programs, policies, and practices in the context of our business needs on a going-forward basis.
In February 2023, BorgWarner selected Mr. Brady Ericson and Ms. Chris Gropp, both respected leaders at BorgWarner, to serve as CEO and CFO of PHINIA, respectively. Mr. Ericson and Ms. Gropp, along with the remainder of our NEOs, were selected to serve in their respective roles with PHINIA as a result of their track records of success at BorgWarner. Prior to the Spin-Off, the Compensation Committee of BorgWarner’s Board of Directors reviewed peer group and other market data with its independent compensation consultant to determine the initial compensation arrangements for each of our NEOs in connection with their anticipated appointment as PHINIA executive officers. We discuss this review in further detail under “Pre-Spin-Off Roles and Responsibilities” in the Decision-Making and Oversight section of this CD&A.
Since the Spin-Off, the Committee has been responsible for determining PHINIA’s compensation programs and policies applicable to our NEOs and our other executive officers and for approving the levels of compensation applicable to them. The Committee has taken the following actions since the Spin-Off:
•Approved PHINIA’s compensation philosophy, which includes aligning the interests of our executives with the long-term interests of the business, our shareholders, and employees.
•Engaged an independent compensation consultant, and with their input, developed a peer group of companies to provide comparative executive compensation benchmarking data.
•Conducted a review and market comparison of each element of the initial total compensation arrangements of the NEOs determined by BorgWarner, and based on that review:
•Adopted the target total direct compensation of each NEO (previously determined by BorgWarner) and replaced certain BorgWarner pay components with PHINIA-specific cash and equity compensation; and
•Determined to make one-time, long-term equity awards (Recognition Awards) to our NEOs and other select key executives shortly after the Spin-Off to motivate critical talent expected to have a significant impact on PHINIA’s future success and to further align such executives' interests with those of our shareholders.
•Developed and recommended a Compensation Recovery Policy that was adopted by our Board.
In addition to including information regarding our executive compensation program, this CD&A describes the Committee’s process for making pay decisions, as well as its rationale for specific decisions related to 2023 compensation for our NEOs.

44	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Attracting, developing, and retaining a highly talented workforce – at all levels within our organization – is a top priority at PHINIA. We strive to provide competitive compensation opportunities designed to deliver equal pay for equal work regardless of race, color, age, religion, sex, sexual orientation, gender, identity/expression, national origin, disability, or protected veteran status.
Informed in large part by the results of comprehensive analyses and input from external experts and our independent compensation consultant, we design our compensation program to support our business strategy, pay-for-performance philosophy, and competitive pay practices. Through this work, we make data-driven decisions about each employee’s compensation in the context of their role at the Company, experience, geography, and performance. When necessary, we make adjustments to better align pay with external market practices or internal comparable positions.
Through our executive compensation program, we aim to achieve the following objectives.
•Align the interests of our executives with the long-term interests of the business, our shareholders, and employees.
•Motivate exceptional performance through metrics that support our long-term growth strategies and create shareholder value.
•Attract, develop, motivate, and retain top global talent.
•Pay competitively across salary grades in all regions of the world.
•Mitigate excessive risk-taking.
•Reflect the input of our shareholders.
Pay Mix and Principal Compensation Components
The principal elements of executive compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We review each element annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be below or above the median considering an executive's scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual performance. For 2023, 85% of total target compensation for our CEO and an average of 62% for our other NEOs was at-risk and tied to Company performance.

CEO	Other NEOs

Element	How It’s Paid	Key Features

Salary	Cash (Fixed)	Competitive, fixed rate of pay relative to similar positions in the market intended to enable us to attract and retain critical executive talent

Annual Cash Incentive	Cash (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving annual financial goals that drive shareholder value

Long-Term Equity Incentive	Equity (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving longer-term financial goals that drive long-term shareholder value creation and support our retention strategy

Proxy Statement | 2024	45

EXECUTIVE COMPENSATION
Prior to the Spin-Off
Prior to the Spin-Off, Mr. Ericson served as an executive officer of BorgWarner, and his compensation was overseen by the BorgWarner Compensation Committee. All NEOs’ compensation prior to the Spin-Off was set in accordance with BorgWarner’s compensation programs, consisting primarily of base salary, annual cash incentive, and long-term equity incentive compensation, as outlined in the table below.
In December 2022, BorgWarner identified Mses. Gropp and Di Beasi and Messrs. Boyle and Anderson as key contributors to the success of the businesses to be spun-off and the successful consummation of the Spin-Off, and determined to enter into retention agreements with such NEOs in anticipation of the Spin-Off. Each NEO's retention agreement provided for the payment of a cash retention bonus equal to six months of their respective annual base salary (as in effect on April 1, 2022) to secure their continued employment through the consummation of the Spin-Off. Each such NEO received the cash retention bonus in July 2023 in the amounts set forth in the “Bonus” column of the Summary Compensation Table.

	NEOs	Pay Component	Performance or Service Condition	Treatment Following Spin-Off

SALARY	•All	•Cash	•Active employment prior to Spin-Off	•Replaced with PHINIA base salary effective at Spin-Off

ANNUAL CASH INCENTIVE	•All	•Cash	•Active employment at time of payout •Achievement against two 2023 BorgWarner performance measures (equally weighted at 50%): Adjusted Operating Margin and Free Cash Flow	•Target annual cash incentive opportunities converted to full year 2023 PHINIA annual cash incentive awards •No payments made to NEOs under BorgWarner's annual incentive program

CASH RETENTION BONUS (One-Time Awards)	•CFO •General Counsel •CTO •CHRO	•Cash	•Spin-Off completion •Active employment through completion of the Spin-Off •Satisfactory performance through the Spin-Off	•Paid in July 2023 following successful completion of the Spin-Off •Recognition as a key contributor to the successful consummation of the Spin-Off

LONG-TERM EQUITY INCENTIVE	•CEO	•Equity – Performance Stock Units (PSUs)
•Achievement against BorgWarner performance measures, including:
•Total Shareholder Return (percentile rank among peer group)
•eProducts Revenue Mix
•eProducts Revenue
•Cumulative Free Cash Flow
•Three-year performance periods (2021 - 2023, 2022 - 2024, and 2023 - 2025)
•Three years of continued service, with payout measured after the end of the performance period
•Converted to PHINIA time-based Restricted Stock Unit (RSU) awards

	•All	•Equity – Time-Based Restricted Stock (RSA)
•Three years of continued service, vesting in two tranches as follows:
•2021 RSAs: 50% as of February 28, 2023, and 50% as of February 28, 2024
•2022 RSAs: 50% as of February 28, 2024, and 50% as of February 28, 2025
•2023 RSAs: 50% as of February 28, 2025, and 50% as of February 28, 2026
•Unvested amounts were converted to PHINIA RSA awards in connection with the Spin-Off

Our NEOs also received benefits commensurate to those available to other BorgWarner employees, including health and welfare and retirement benefits. As an executive officer of BorgWarner during 2023, Mr. Ericson also received limited perquisites, as described in this CD&A under Other Executive Compensation Practices and Policies - Limited Perquisites.

46	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Following the Spin-Off
Consistent with our compensation philosophy, the Committee approved a post-Spin-Off compensation program primarily consisting of base salary and annual and long-term incentive components comprised of cash and equity, and fixed and variable pay, with a majority of executive compensation tied to Company performance.
The table below presents the principal components of PHINIA's post-Spin-Off compensation program. The table does not include the cash retention bonus awarded to certain of our NEOs by BorgWarner in connection with the Spin-Off, as more fully described above.

	NEOs	Pay Component	Performance or Service Condition	Treatment Following Spin-Off

BASE SALARY	•All	•Cash	•Active employment following the Spin-Off	•Provided market-competitive, fixed level of compensation •Designed to retain critical executive talent

ANNUAL CASH INCENTIVE	•All	•Cash	•Active employment at the time of payout •Achievement against two 2023 PHINIA performance measures (equally weighted at 50%): Adjusted Operating Margin and Working Capital	•Equitable replacement of annual cash incentives previously awarded by BorgWarner •Focused executives on achieving PHINIA's annual financial goals, while driving long-term shareholder value

LONG-TERM EQUITY INCENTIVE	•All	•Equity – RSAs (Replacement Awards)
•Continued employment through the applicable vesting dates; vest in two tranches in accordance with terms of original awards granted by BorgWarner (50% as of February 28, 2025, and 50% as of February 28, 2026)
•Equitable replacement of unvested RSA awards previously granted by BorgWarner

	•CEO	•Equity – RSUs (Replacement Awards)
•Continued employment through the applicable vesting dates; vesting in accordance with the terms of original awards granted by BorgWarner (three awards, vesting as of December 31, 2023, 2024 and 2025, respectively)
•Equitable replacement of unvested PSU awards previously granted by BorgWarner

	•All	•Equity – RSAs (Recognition Awards)	•Vesting over three years in two tranches (50% as of August 29, 2025, and 50% as of August 29, 2026)	•Recognize NEOs' expanded roles and motivate critical talent expected to have significant impact on PHINIA’s future success •Further align NEOs' interests with that of shareholders

Our NEOs also received benefits that are commensurate to those available to other PHINIA employees, including health and welfare and retirement benefits. As executive officers of PHINIA, our NEOs also received limited perquisites, as described in this CD&A under Other Executive Compensation Practices and Policies - Limited Perquisites.

Proxy Statement | 2024	47

EXECUTIVE COMPENSATION
Compensation Practices
The following features of our executive compensation program demonstrate sound compensation governance and are designed to align the interests of our executives with those of our shareholders.

What We Do

Pay for performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk
Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against peer group of companies
Compensation Committee composed solely of independent directors
Engage independent compensation consultant, reporting directly to Compensation Committee
Conduct an annual compensation review and risk assessment
Maintain a balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require a minimum one-year vesting period for equity awards (other than Replacement Awards and initial director awards)
Use shareholder engagement to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide excessive perquisites
We do not provide excessive severance benefits
We do not provide single-trigger change of control severance benefits except if awards are not assumed by the acquiror
We do not permit hedging or pledging of our stock
We do not permit short sales, put options, call options, or other market-offered derivative transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

Say-On-Pay Vote
The Company is holding its first advisory say-on-pay vote at the Annual Meeting. The Committee will consider shareholder input, including the advisory say-on-pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future.

48	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Decision-Making and Oversight
Because PHINIA was an independent company for only a portion of 2023, many of the decisions impacting our NEOs' 2023 compensation were initially made by BorgWarner and aligned with BorgWarner’s compensation philosophy and policies.
Pre-Spin-Off Roles and Responsibilities

BorgWarner Compensation Committee and Management

In connection with the Spin-Off, BorgWarner selected our NEOs, Messrs. Ericson, Boyle, and Anderson and Mses. Gropp and Di Beasi, to serve as executive officers of PHINIA. As a result, the BorgWarner Compensation Committee developed and approved compensation packages for each of the NEOs in accordance with BorgWarner policies and practices, including base salary, target annual cash incentive, target long-term equity incentive, and for our NEOs other than the CEO, an annual cash retention bonus tied to successful completion of the Spin-Off. The compensation packages were based on a comprehensive market analysis and designed to be commensurate with the NEOs’ anticipated roles and responsibilities with PHINIA following the Spin-Off. While all of our NEOs were employed by BorgWarner prior to the Spin-Off, only Mr. Ericson was an executive officer of BorgWarner.

BorgWarner Independent Compensation Consultant

BorgWarner’s Compensation Committee engaged Pearl Meyer & Partners, LLC (Pearl Meyer) to provide consulting services in connection with certain executive compensation matters related to the Spin-Off. Pearl Meyer advised the BorgWarner Compensation Committee on the executive compensation program that would be in place at the time of the Spin-Off, including the initial compensation philosophy, compensation peer group, and total target compensation for PHINIA’s NEOs and other executive officers. Following the Spin-Off, the Committee and the Corporate Governance Committee separately conducted a review of the BorgWarner executive and director compensation decisions, respectively, informed by PHINIA’s independent compensation consultant, Pearl Meyer, as further described below under Post-Spin - PHINIA Compensation Consultant.

Use of Competitive Data and Peer Group

In setting executive compensation prior to the Spin-Off, BorgWarner’s Compensation Committee reviewed data from published compensation surveys and the below peer group. This peer group was selected due to its reflection of PHINIA’s expected profile following the Spin-Off and includes companies in similar industries and with comparable key financial measures (primarily annual revenue and market capitalization) to that of what was anticipated of PHINIA, representing one-third to three times PHINIA’s projected revenue.

Allison Transmission Holdings, Inc.	Dover Corporation	Modine Manufacturing Company
American Axle & Manufacturing Holdings, Inc.	Flowserve Corporation	Oshkosh Corporation
Autoliv, Inc.	Fortive Corporation	Rockwell Automation, Inc.
Cooper-Standard Holdings Inc.	Fox Factory Holding Corp.	Standard Motor Products, Inc.
Dana Incorporated	Gentex Corporation	Superior Industries International, Inc.
Dorman Products, Inc.	LCI Industries	Visteon Corporation

Proxy Statement | 2024	49

EXECUTIVE COMPENSATION
Post-Spin-Off Roles and Responsibilities

PHINIA Compensation Committee and Management

The Committee is comprised of independent members of our Board of Directors. The Board has delegated to the Committee the responsibility of making compensation decisions for executive officers, among other matters. Since the Spin-Off, the Committee has determined the compensation of our NEOs and each of our other executive officers. The Committee works closely with its independent compensation consultant and management to evaluate the appropriateness and effectiveness of PHINIA’s executive compensation program. Pursuant to its charter, the Committee may form and delegate authority to subcommittees and officers as it deems appropriate and in accordance with applicable laws and the terms of applicable plans.
The Committee expects to perform a strategic review of executive officer compensation at least annually, in addition to having regular discussions about the executive compensation program during its meetings held throughout the year. The Committee evaluates the executive compensation program to confirm alignment with our pay-for-performance philosophy, executive compensation objectives, PHINIA’s business strategies, competitive realities, and the interests of our shareholders. The Committee also considers feedback from shareholders. After consideration of these data points, the Committee seeks to determine whether the executive compensation program: (1) meets these objectives, (2) provides adequate incentives and motivation to executive officers, and (3) appropriately compensates executive officers relative to comparable officers at other companies with which PHINIA competes for executive talent.
In setting the compensation of our executive officers other than our CEO, the Committee expects to take into account the CEO’s review of each executive officer’s performance and his recommendations with respect to each executive officer’s compensation. The CEO does not participate in the determination of his own compensation. The CEO's compensation is determined by the Compensation Committee and is based on guidance from our compensation consultant, competitive market compensation data, and individual and Company performance criteria.

PHINIA Independent Compensation Consultant

In connection with the Spin-Off, the Committee engaged Pearl Meyer to serve as its independent compensation consultant. As requested by the Committee, Pearl Meyer advises the Committee on general marketplace trends in executive compensation, makes proposals for our executive compensation programs and compensation philosophy, assists in the development of a group of peer companies for inclusion in competitive market analyses of compensation, and otherwise advises the Committee with regard to the compensation of our NEOs and other executive officers. During 2023, Pearl Meyer also provided input to the Corporate Governance Committee for its review of director compensation, which is described under “Non-Employee Director Compensation.”
The Committee has assessed the independence of Pearl Meyer pursuant to the applicable rules and determined that its engagement of Pearl Meyer does not raise any conflict of interest. The Committee intends to conduct a similar assessment of the independence of the compensation consultant annually. Pearl Meyer does not provide any services to the Company or any of the Company’s affiliates other than advising the Committee on executive compensation matters and advising the Corporate Governance Committee on director compensation matters.

Use of Competitive Data and Peer Group

The Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and confirm that our executive compensation program is designed to attract and retain key talent. Following the Spin-Off and in preparation for the Committee’s post-spin review of the compensation of our NEOs, the Committee and management worked with Pearl Meyer to refine the previously-selected peer group. The Committee approved the following group of companies (the Peer Group) for purposes of assessing competitive compensation practices.

Allison Transmission Holdings, Inc.	Fortive Corporation	Sensata Technologies Holding plc
American Axle & Manufacturing Holdings, Inc.	Fox Factory Holding Corp.	Standard Motor Products, Inc.
Autoliv, Inc.	Garrett Motion Inc.	Superior Industries International, Inc.
Cooper-Standard Holdings Inc.	Gentex Corporation	The Timken Company
Dana Incorporated	LCI Industries	Visteon Corporation
Dorman Products, Inc.	Modine Manufacturing Company
Dover Corporation	Oshkosh Corporation

50	2024 | Proxy Statement

EXECUTIVE COMPENSATION
The Committee selected the Peer Group based on several important criteria, including:
•the similarity of such companies’ industry to that of PHINIA’s (considering companies within the Auto Parts and Equipment, Construction Machinery and Heavy Trucks, Electrical Components and Equipment, Industrial Machinery, Tires and Rubber, and Technology industries);
•general comparability of key financial measures (primarily annual revenue and market capitalization, with ideal candidates having revenue between one-third and three times the projected revenue of PHINIA); and
•the extent to which they may compete with PHINIA for executive talent based on the above and additional factors.
At the time the Peer Group was approved, the Company’s revenue was at approximately the 44th percentile of the Peer Group. The Committee will review the composition of our Peer Group annually to confirm that the companies constituting the Peer Group continue to provide meaningful and relevant compensation comparisons.
In determining the compensation of our executive officers, the Committee reviews and considers data from the Peer Group, in addition to relevant published compensation survey data, input from our CEO and other Board and Committee members, the competitiveness of current compensation levels relative to market, and other factors. The Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers. Rather, the Committee considers the compensation data of the Peer Group and such other resources in conjunction with the Company’s pay-for-performance and long-term value creation objectives in determining the compensation for our executive officers designed to align management’s interests with those of our shareholders.
In 2023, in addition to Peer Group and survey data, and the other considerations described above, the Committee considered guidance obtained from Pearl Meyer relating to similarly-situated Spin-Off companies and their executive compensation programs when making its determination with respect to the Recognition Awards, as defined and described below under NEO Compensation – Long-Term Equity Incentive – Post-Spin-Off – PHINIA Recognition Awards.
NEO Compensation
Base Salary

LINK TO COMPENSATION	Competitive, fixed rate of pay relative to similar positions in the market intended to enable the Company to attract and retain critical executive talent.

In establishing base salaries for executive officers, the Committee considers the scope of each executive’s responsibilities and individual experiences, development opportunities, changes in responsibilities, internal equity, and individual and business performance, with reference to market and Peer Group data. When considering market competitive base salaries, the Committee targets median market levels among its Peer Group. Base salaries may, however, be reasonably below or above the median of the Peer Group considering the other factors described above.
Following the Spin-Off, the Committee, with the input of Pearl Meyer, conducted a review of the compensation of our NEOs. Based on such review, the Committee confirmed the continued appropriateness of, and determined to make no change to, the annual base salaries of our NEOs that were approved by the BorgWarner Compensation Committee in anticipation of and effective upon the Spin-Off. The following table sets forth information regarding each NEO's annual base salary, as initially determined by the BorgWarner Compensation Committee and confirmed by the Committee following the Spin-Off.

Name	Annual Base Salary With BorgWarner Effective April 1, 2023 ($)	Annual Base Salary Upon Spin-Off Effective July 3, 2023 ($)	Annual Base Salary As of December 31, 2023 ($)

Brady D. Ericson	$700,000	$875,000	$875,000

Chris P. Gropp	$356,480	$500,000	$500,000

Robert Boyle	$344,113	$395,000	$395,000

Todd L. Anderson	$347,162	$347,162	$347,162

Alisa Di Beasi	$342,446	$355,000	$355,000

Proxy Statement | 2024	51

EXECUTIVE COMPENSATION
Annual Cash Incentive

LINK TO COMPENSATION	Performance-based, at-risk compensation intended to focus executives on achieving exceptional performance relative to annual financial metrics that are designed to drive shareholder value.

Pre-Spin-Off
BORGWARNER MIP PERFORMANCE METRICS AND TARGETS
Prior to the Spin-Off, our NEOs were covered participants under the BorgWarner 2023 Management Incentive Plan (BorgWarner MIP)—a cash-based, annual incentive plan. The BorgWarner Compensation Committee based performance under the BorgWarner MIP on the achievement of two pre-established financial performance metrics: Adjusted Operating Margin (BorgWarner AOM) and Free Cash Flow (BorgWarner FCF). Messrs. Ericson and Boyle had equally weighted corporate performance goals specific to BorgWarner company performance as a whole, while our other NEOs had both corporate performance goals specific to BorgWarner company performance as a whole and performance goals specific to BorgWarner business units aligned with their respective roles and responsibilities during 2023 leading up to the Spin-Off. Target annual incentive opportunities for our NEOs under the BorgWarner MIP prior to the Spin-Off were as follows: (1) For Mr. Ericson, 120% of base salary; (2) for Mses. Gropp and Di Beasi and Mr. Boyle, $122,000; and (3) for Mr. Anderson, 45% of base salary.
BORGWARNER MIP TREATMENT UPON SPIN-OFF
Upon the Spin-Off, consistent with the terms of the Employee Matters Agreement between BorgWarner and PHINIA, PHINIA was solely responsible for any annual cash incentives for the full year 2023. As such, the BorgWarner MIP awards were converted and PHINIA annual incentive awards approved, as further described below. No payouts were earned or paid to NEOs under the BorgWarner MIP for the 2023 year.
Post-Spin-Off
Following the Spin-Off, the Committee approved and implemented the PHINIA Inc. Management Incentive Bonus Plan (PHINIA MIP)—a cash-based, annual incentive plan intended to assist PHINIA in attracting and retaining individuals of outstanding competence and to focus executives on achieving annual financial goals that are designed to drive long-term shareholder value. Further, consistent with the terms of the Employee Matters Agreement between BorgWarner and PHINIA, the Committee approved an annual cash incentive program for our NEOs applicable to the 2023 performance year, as described in more detail below, which replaced the NEOs’ 2023 award opportunities under the BorgWarner MIP.
PHINIA MIP PERFORMANCE METRICS, TARGETS, AND RESULTS
Under the PHINIA MIP, the Committee based performance for our NEOs on the full-year achievement of two pre-established financial performance metrics specific to PHINIA: Adjusted Operating Margin (PHINIA AOM) and Working Capital (PHINIA WC). For 2023, PHINIA AOM and PHINIA WC were weighted equally and calculated and defined as follows.

PHINIA AOM	=	Adjusted Operating Income	÷	Adjusted Sales

PHINIA WC	=	Accounts Receivable from Customers	+	Inventories	-	Accounts Payable

PHINIA AOM, Adjusted Operating Income, Adjusted Sales, and PHINIA WC are non-GAAP measures. Please see Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP or an explanation of how such measures are calculated from the financial statements.
The Committee selected PHINIA AOM because it is a key measure of profitability used by management. The Committee selected PHINIA WC as a measure of operational efficiency because it believed PHINIA WC to be a more accurate measure of the Company’s operational efficiency.

52	2024 | Proxy Statement

EXECUTIVE COMPENSATION
The Committee believes these decisions were appropriate for 2023 annual cash incentives for our NEOs, as they provided for an annual incentive program that:
•Aligned incentives to PHINIA-specific, full year 2023 performance; and
•Aligned with PHINIA business goals and strategies.
Target annual incentive opportunities for our NEOs under the 2023 PHINIA MIP were as follows, with achievement levels ranging between a minimum of 0% to a maximum of 200% of the target annual incentive opportunity.

Name	PHINIA MIP Target Annual Incentive Opportunity (% of Base Salary)

Brady D. Ericson	120%

Chris P. Gropp	70%

Robert Boyle	50%

Todd L. Anderson	45%

Alisa Di Beasi	50%

The 2023 performance metrics, targets, weightings and actual results for our NEOs, as approved by the Committee, were as follows (with straight line interpolation between performance levels).

		Performance Level
Performance Metric(1)	Weight	Threshold (50% payout)		Target (100% payout)		Maximum (200% payout)		Actual Results

PHINIA AOM	50%	9.6%		10.1%		10.6%		10.1%

PHINIA WC	50%	$700	M	$650	M	$600	M	$664	M

(1)PHINIA AOM and PHINIA WC are non-GAAP measures. Please see Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP or an explanation of how such measures are calculated from the financial statements.
In February 2024, the Committee approved the annual cash incentive amounts earned by our NEOs for 2023 based on demonstrated achievement of the pre-established PHINIA AOM and PHINIA WC metrics.

Name	PHINIA MIP Payout as a % of Target Based on Actual AOM Performance	PHINIA MIP Payout as a % of Target Based on Actual WC Performance	PHINIA MIP Payout as a % of Target Based on Overall Performance	PHINIA MIP Annual Incentive Payout

Brady D. Ericson	100%	86%	93%	$976,500

Chris P. Gropp	100%	86%	93%	$325,500

Robert Boyle	100%	86%	93%	$183,675

Todd L. Anderson	100%	86%	93%	$145,287

Alisa Di Beasi	100%	86%	93%	$165,075

Proxy Statement | 2024	53

EXECUTIVE COMPENSATION
Long-Term Equity Incentives

LINK TO COMPENSATION
Performance-based, at-risk compensation intended to focus our executives on achieving longer-term financial goals that are designed to drive long-term shareholder value creation and support the Company’s retention strategies.

Pre-Spin-Off
Prior to the Spin-Off, all of our NEOs were provided long-term equity incentive awards under the BorgWarner 2023 Stock Incentive Plan. Each NEO received an award of BorgWarner RSAs during 2023. Mr. Ericson, as an executive officer of BorgWarner, also received an award of BorgWarner PSUs during 2023. Details of the awards outstanding prior to Spin-Off are as follows.

Name	Aggregate Outstanding BorgWarner RSAs at Spin-Off	Aggregate Outstanding BorgWarner PSUs at Spin-Off

Brady D. Ericson	36,101	116,136

Chris P. Gropp	12,210	–

Robert Boyle	11,403	–

Todd L. Anderson	11,269	–

Alisa Di Beasi	11,684	–

Performance metrics for the BorgWarner PSUs specific to Mr. Ericson were based on pre-established achievement levels ranging from a minimum of 0% to a maximum of 200%, with a target achievement level of 100%. For the 2021 - 2023 and 2022 - 2024 performance periods, the below table includes the forecasted performance for each metric at the time of Spin-Off, which, in accordance with the Employee Matters Agreement between BorgWarner and PHINIA, was used to determine the number of BorgWarner PSUs that would be converted into PHINIA RSUs in connection with the Spin-Off.

2021 - 2023 Performance Metrics	Weighting	Definition	Forecasted Performance at Time of Spin-Off

eProducts Revenue Mix	50%	Percentage of BorgWarner’s total proforma revenue in 2023 derived from eProducts	200%

Cumulative Free Cash Flow	25%	BorgWarner’s operating cash flow less capital expenditures for the 2021 - 2023 three-year performance period	92%

Relative Total Shareholder Return (TSR)	25%	BorgWarner’s three-year TSR among a peer group of companies	200%

2022 - 2024 Performance Metrics	Weighting	Definition	Forecasted Performance at Time of Spin-Off

eProducts Revenue Mix	25%	Percentage of BorgWarner’s total proforma revenue in 2024 derived from eProducts	100%

eProducts Revenue	25%	BorgWarner’s total revenue in 2024 derived from eProducts	100%

Cumulative Free Cash Flow	25%	BorgWarner’s operating cash flow less capital expenditures for the 2022 - 2024 three-year performance period	100%

Relative TSR	25%	BorgWarner’s three-year TSR among a peer group of companies	150%

54	2024 | Proxy Statement

EXECUTIVE COMPENSATION
For the 2023 - 2025 performance period, the performance metrics and weighting were the same as for the 2022 - 2024 performance period, with the definitions modified to reflect 2025 total proforma revenue and 2025 total revenue for eProducts Revenue Mix and eProducts Revenue, respectively, and the 2023 - 2025 performance period for Cumulative Free Cash Flow. For these BorgWarner PSUs for which less than one year of the performance period had elapsed at the time of Spin-Off, the BorgWarner PSUs were converted at target as approved by the BorgWarner Compensation Committee and provided in the Employee Matters Agreement between BorgWarner and PHINIA.
BORGWARNER EQUITY AWARD TREATMENT UPON SPIN-OFF
In connection with the Spin-Off, and as specified in the Employee Matters Agreement between BorgWarner and PHINIA, each outstanding and unvested equity award previously granted by BorgWarner and held by our NEOs was converted to a substitute RSA award or, in the case of PSUs previously granted to Mr. Ericson, a substitute RSU award (collectively, Replacement Awards) granted under the PHINIA Inc. 2023 Stock Incentive Plan (Stock Incentive Plan) approved by the BorgWarner Board on June 8, 2023 and the Committee effective July 3, 2023. Further, in accordance with the Employee Matters Agreement and forms of agreements adopted, each Replacement Award has the same terms and conditions as the corresponding award previously granted by BorgWarner, including vesting provisions (other than the performance criteria applicable to the PSUs, which were converted to time-based vesting only RSUs).
Post-Spin-Off
PHINIA REPLACEMENT AWARDS
Each outstanding BorgWarner equity award held by a PHINIA employee, including our NEOs, was converted to a PHINIA Replacement Award described below and determined by multiplying the number of outstanding shares of BorgWarner common stock subject to the BorgWarner equity award (and, in the case of the BorgWarner PSUs, based on the performance level described above) by 1.7387, the Spin-Off conversion factor.

BorgWarner Equity Award	PHINIA Replacement Awards

RSAs	BorgWarner RSAs were converted to RSAs relating to PHINIA common stock with the same terms and conditions as the original award (including the vesting schedule)

PSUs
BorgWarner PSUs were converted to RSUs relating to PHINIA common stock subject solely to time-based vesting conditions and otherwise subject to the same terms and conditions as the original award (including the vesting schedule, but without any performance conditions), as described above.

The table below sets forth the total number of RSAs and RSUs resulting from the conversion of the NEOs' BorgWarner equity awards into PHINIA equity awards, as well as respective fair values.

Name	RSAs Awarded(1)	RSUs Awarded

Brady D. Ericson	62,770	51,090(2)
	–	150,839(3)

Chris P. Gropp	21,232	–

Robert Boyle	19,830	–

Todd L. Anderson	19,596	–

Alisa Di Beasi	20,318	–

(1)Represents the conversion of RSAs granted by BorgWarner to each of the NEOs in 2021, 2022, and 2023, vesting in two tranches as follows: 2021 RSAs, 50% as of February 28, 2023, and 50% as of February 28, 2024; 2022 RSAs, 50% as of February 28, 2024, and 50% as of February 28, 2025; and 2023 RSAs, 50% as of February 28, 2025, and 50% as of February 28, 2026. The RSAs granted by BorgWarner on April 26, 2023 are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.
(2)Represents the conversion of PSUs granted by BorgWarner to Mr. Ericson on April 26, 2023 for the 2023 - 2025 three-year performance period. The PSUs are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.
(3)Represents the conversion of PSUs granted by BorgWarner to Mr. Ericson in 2021 and 2022 for each of the 2021 - 2023 and 2022 - 2024 three-year performance periods, respectively.

Proxy Statement | 2024	55

EXECUTIVE COMPENSATION
PHINIA RECOGNITION AWARDS
Following a review of each NEO’s post-Spin-Off executive compensation arrangements, new expanded roles, and associated responsibilities of each NEO leading up to and after the Spin-Off, in addition to the scale and complexity of the Spin-Off, the Committee determined it appropriate to grant one-time RSAs (Recognition Awards) under the Stock Incentive Plan to our NEOs. The Recognition Awards vest over three years, with 50% of shares vesting on the second anniversary of the grant date and the remainder vesting on the third anniversary of the grant date.
The Recognition Awards were granted shortly after the Spin-Off to motivate critical talent, implement added retentive value to the variable compensation awarded to the NEOs, and further align their compensation with our stock price performance and the interests of our shareholders. Based in part on the recommendation of Pearl Meyer, the total target value of the Recognition Awards were equal to a 1x multiple of each NEO’s target annual long-term incentive opportunity approved by the Committee at that time.
The following table sets forth the fair value on the grant date of the Recognition Awards for each of our NEOs.

Name	RSAs Granted(1)	RSA Fair Value(2)

Brady D. Ericson	133,290	$3,545,514

Chris P. Gropp	28,674	$762,728

Robert Boyle	12,742	$338,937

Todd L. Anderson	8,090	$215,194

Alisa Di Beasi	11,452	$304,623

(1)The number of shares subject to the RSA grants was determined by dividing the Target Long-Term Incentive Opportunity by the 20-day average closing price per share of the Company's common stock as of the 5th trading day prior to grant date (August 22, 2023) of $27.90 (rounded up to the nearest whole, even share).
(2)The fair value of RSAs is calculated in accordance with ASC Topic 718, excluding the effect of forfeitures, using the closing price per share of the Company’s common stock on the NYSE on the date of grant of August 29, 2023 ($26.60).
Other Executive Compensation Practices and Policies
Executive Stock Ownership Policy
To promote PHINIA share ownership and to align the interests of management and our shareholders, we have established an Executive Stock Ownership Policy that requires our executive officers, including our NEOs, to hold a significant and sustained long-term personal financial interest in the Company.

CEO	■■■■■■ 6x base salary
CFO	■■■ 3x base salary
Other NEOs and Executive Officers	■■ 2x base salary
Our executive officers must satisfy their ownership requirement within the five years following their initial appointment to their respective positions. The following will be taken into consideration in determining whether the executive officer has satisfied the stock ownership requirement: shares held outright in brokerage or other investment accounts; unvested RSAs and RSUs; and shares held by the executive in any qualified or non-qualified retirement plan sponsored by the Company. Unexercised stock options and stock appreciation rights as well as unvested performance-based equity awards will not count towards fulfilling the ownership requirements.
Officers who have not yet fulfilled their ownership requirement must hold at least 50% of the net after-tax amounts of any performance equity awards, RSAs and RSUs that become vested until their ownership requirement is met. The Committee intends to annually review stock ownership levels for our CEO and all other executive officers to confirm their compliance with this policy. As of January 1, 2024, each of our NEOs had either satisfied the requisite level of ownership or had yet to reach the end of the five-year period from the time of appointment.

56	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Compensation Recovery Policy
As required by NYSE listing standards, our Board adopted the PHINIA Inc. Compensation Recovery Policy (Clawback Policy), which requires recovery of certain erroneously awarded incentive-based compensation received by our executive officers in the event of an accounting restatement. Incentive-based compensation received by the executive during the three completed fiscal years preceding the date the Company is required to prepare an accounting restatement will be subject to reduction or reimbursement to the Company as provided pursuant to the terms of the Clawback Policy.
Restrictions on Short Sales, Hedging, and Pledging of Stock
Generally, our Insider Trading and Confidentiality Policy (Insider Trading Policy) prohibits our directors and employees from (i) engaging in any transaction involving a publicly traded put, call, or other option on PHINIA securities, (ii) selling any PHINIA securities they do not own (i.e., “selling short”), (iii) entering into “derivative” transactions, including exchange-traded put or call options, and (iv) engaging in hedging or monetization transactions, such as collars or forward sale contracts. In addition, directors and executive officers may not (i) enter into any transactions that result in pledging or using PHINIA securities as collateral to secure personal loans or other obligations or (ii) hold PHINIA securities in margin accounts, except for extraordinary reasons and after an exception is granted by the General Counsel and Chair of the Committee.
Executive Benefits and Retirement Plan
Our NEOs are eligible to participate in employee benefit plans on the same basis as other employees, such as: medical, dental, and vision care plans; health care flexible spending accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; and a defined contribution retirement plan, including a 401(k) feature. In 2023, following the Spin-Off, our eligible employees (including our NEOs) continued to participate in the BorgWarner Inc. Retirement Savings Plan (BorgWarner Retirement Savings Plan) pursuant to the Transition Services Agreement between BorgWarner and PHINIA. Effective January 1, 2024, PHINIA established the PHINIA Inc. Retirement Savings Plan (PHINIA Retirement Savings Plan) which provides for similar benefits and provisions to those offered by BorgWarner.
Our U.S.-based executives who exceed the limits under the qualified plans referenced above (i.e., the BorgWarner Inc. Retirement Savings Plan prior to January 1, 2024, and the PHINIA Retirement Savings Plan effective January 1, 2024), participate in an excess benefit plan. Similar to the plans above, our eligible employees participated in the BorgWarner Inc. Retirement Savings Excess Benefit Plan (BorgWarner Excess Plan) pursuant to the Transition Services Agreement until January 1, 2024 when the PHINIA Inc. Amended and Restated Retirement Savings Excess Benefit Plan (PHINIA Excess Plan) went into effect. The provisions of the PHINIA Excess Plan largely mirror those of the BorgWarner Excess Plan.
All of our NEOs received Company contributions under the BorgWarner Excess Plan in 2023. For further detail, refer to the Non-Qualified Deferred Compensation Table.
Limited Perquisites
Executive perquisites for our U.S.-based NEOs are limited to a taxable annual perquisite allowance ($50,000 for our CEO, $35,000 for our CFO, and $25,000 for each of our other NEOs). We generally do not provide tax gross-ups on benefits or perquisites, except in limited circumstances relating to international assignments.
Change of Control and Severance Plans and Agreements
We have entered into Change of Control Employment Agreements (CoC Agreements) with each of our NEOs and certain other executives. In establishing the CoC Agreements, our Board determined that it is in the best interests of the Company and our shareholders to: (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control; and (ii) provide two years of compensation to NEOs terminated in connection with a change of control so as to focus their attention on executing the transaction rather than their personal circumstances affected by a change of control (including in the event of their termination of employment without cause or for good reason in connection with a change of control). A description of such compensation and severance payments and benefits is described in this Proxy Statement under Potential Payments Upon Termination or Change of Control.
The CoC Agreements: (i) do not provide for excise tax gross-up provisions; (ii) allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax; and (iii) require an executive to forego a portion of change of control payments that could otherwise trigger excise tax if such reduction would be beneficial to the executive.

Proxy Statement | 2024	57

EXECUTIVE COMPENSATION
Each of our NEOs is eligible for severance benefits under the PHINIA Inc. Transition Income Plan (TIP). We established the TIP to provide limited severance payments to all U.S. salaried employees in the event their employment is terminated due to a restructuring or reduction in work force, or the permanent elimination of a position. The TIP benefit includes a lump sum payment that is based on length of service (with a maximum benefit of 26 weeks of base salary) and medical coverage if eligible, subject to an employee’s execution, and non-revocation, of a release of claims against the Company. In no event would an NEO receive a payment under both the CoC Agreement and the TIP.
Treatment of Equity in the Event of a Change of Control
The CoC Agreements and RSA and RSU award agreements provide for double-trigger vesting upon a change of control. Specifically, to the extent the acquiror in a change of control transaction assumes, on an equivalent basis outstanding equity-based awards, these awards will not automatically be subject to accelerated exercisability, vesting, or settlement upon the change of control. Rather, vesting will occur upon the participant’s termination of employment if they are terminated by the Company (or its successor) without cause or if the participant terminates their employment for good reason during the two-year period following the change of control. In the case of assumed awards that vest based on the attainment of performance goals, if the change of control occurs during the applicable performance period, then (i) the performance goals will be deemed to have been satisfied at the target award level or, if greater, as otherwise specified by the Committee at or after grant, and (ii) any assumed or substituted award will not include a performance goal, unless otherwise determined by the Committee.
If the acquiror in the change of control transaction does not assume the awards or issue replacement awards, then upon the date of the change of control, RSAs and RSUs will become fully vested. For awards that vest based on the attainment of performance goals and that are not assumed by the acquiror, the goals will be deemed to have been achieved at target levels, and the relevant performance period will be deemed to have ended on the effective date of the change of control (if, due to the change of control, a performance period is shortened, then the awards will vest on a pro rata basis).
Compensation Risk Management
Each year, our Committee will oversee a risk assessment of the Company’s executive compensation program, supported by our independent compensation consultant, to confirm that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program currently includes and is anticipated to include several features that mitigate unnecessary risk-taking, including: (i) a balance of short- and long-term incentives, with long-term incentives comprising the majority of our executives’ target direct compensation; (ii) a mix of performance metrics associated with our incentives; (iii) clawback provisions; and (iv) stock ownership requirements.

58	2024 | Proxy Statement

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee of the Board:

Roger J. Wood, Chair	Samuel R. Chapin	Latondra Newton

This Compensation Committee Report does not constitute soliciting material. It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Proxy Statement | 2024	59

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table (2023 and 2022)
The following table presents compensation information for each of our NEOs. Prior to the Spin-Off on July 3, 2023, such amounts were paid by BorgWarner. Beginning July 3, 2023, amounts were paid by PHINIA.

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Brady D. Ericson	2023	781,250	—	5,891,782	976,500	—	530,511	8,180,043
President and CEO	2022	668,750	—	2,028,631	1,279,800	—	287,661	4,264,842

Chris P. Gropp	2023	423,996	169,752	993,558	325,500	—	411,767	2,324,573
VP and CFO	2022	337,033	—	199,273	189,832	—	306,573	1,032,711

Robert Boyle	2023	357,808	166,560	547,792	183,675	—	404,834	1,660,669
VP, General Counsel and Secretary	2022	329,840	—	193,740	192,760	—	928,513	1,644,853

Todd L. Anderson	2023	341,484	162,225	413,062	145,287	—	534,565	1,596,623
VP and CTO	2022	322,088	—	188,207	211,032	—	605,489	1,326,816

Alisa Di Beasi	2023	344,646	155,304	524,466	165,075	—	86,113	1,275,604
VP and CHRO	2022	315,748	—	199,273	191,642	—	60,751	767,414

(1)Cash retention bonus payments equal to six months of annual base salary (as in effect on April 1, 2022) made in July 2023, pursuant to retention agreements entered into between BorgWarner and each NEO (other than Mr. Ericson) to secure the NEOs' employment through the consummation of the Spin-Off.
(2)Reflects the aggregate grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. 2023 stock awards consisted of: (i) PSUs granted by BorgWarner to Mr. Ericson prior to the Spin-Off that were converted to PHINIA RSU awards following the Spin-Off; (ii) RSA awards granted by BorgWarner to all NEOs prior to the Spin-Off that were converted to PHINIA RSA awards following the Spin-Off; and (iii) the Recognition Awards granted by PHINIA to all NEOs in the form of RSAs following the Spin-Off. The terms of the 2023 stock awards are summarized in the CD&A under “NEO Compensation—Long-Term Equity Incentives.” A discussion of the relevant assumptions is set forth in Note 18 to the consolidated financial statements set forth in the Annual Report. Assuming the PSU awards granted by BorgWarner to Mr. Ericson had not been converted and the highest level of performance was achieved, the maximum value of his PSU awards at the grant date would have been $2,484,115.
(3)Cash payments made under the BorgWarner MIP and PHINIA MIP with respect to 2022 and 2023 performance, respectively.
(4)The amounts reported in the All Other Compensation column for 2023 include compensation under the following plans and programs.

	Ericson	Gropp	Boyle	Anderson	Di Beasi

Perquisite Allowance(1)	40,000	17,075	12,075	6,500	12,075

Vehicle Benefit	—	5,525	425	10,465	5,525

BorgWarner Retirement Savings Plan(2)	39,539	36,607	29,730	29,892	26,964

BorgWarner Excess Plan(3)	251,002	44,087	27,225	30,841	25,619

Value of Dividends Accrued on Unvested Awards	199,970	25,051	16,365	13,897	15,930

Costs Related to Prior International Assignments(4)	—	283,422	319,014	442,970	—

Total	530,511	411,767	404,834	534,565	86,113

(1)Amounts provided on behalf of its NEOs during 2023 in the form of a taxable perquisite allowance, effective as of the Spin-Off.

60	2024 | Proxy Statement

EXECUTIVE COMPENSATION TABLES
(2)Amounts credited on behalf of its NEOs during 2023 pursuant to the provisions of the BorgWarner Retirement Savings Plan in which our NEOs participated through December 31, 2023 pursuant to the Transition Services Agreement.
(3)Amounts credited on behalf of its NEOs during 2023 pursuant to the provisions of the BorgWarner Excess Plan in which our NEOs participated through December 31, 2023 pursuant to the Transition Services Agreement.
(4)For Ms. Gropp, reflects costs paid in 2023 related to an international assignment that ended in October 2022, including $212,001 related to taxes paid by the Company, $69,762 related to tax gross-ups, $1,500 related to tax preparation fees, and $159 related to housing. For Mr. Boyle, reflects costs related to an international assignment that ended in June 2023, including $138,802 related to taxes paid by the Company, $77,831 related to tax gross-ups, $82,670 related to housing, $14,505 related to relocation services, $2,935 related to host transportation, $1,731 related to host country pension costs, $390 related to immigration documentation assistance, and $150 related to bank wire fees. For Mr. Anderson, reflects costs related to his international assignment, including $381,778 related to taxes paid by the Company, $10,035 related to tax gross-ups, $42,084 related to housing, $3,554 related to relocation services, $3,200 related to expatriate spending account, $1,500 related to tax preparation fees, $423 related to immigration documentation assistance, and $396 related to goods and services differential.
Grants of Plan-Based Awards (2023)
The following table presents additional information regarding plan-based compensation for 2023, disclosed in the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brady D. Ericson		525,000	1,050,000	2,100,000
	4/26/2023(2)							14,620			704,538
	4/26/2023(3)				0	29,280	58,560				1,641,730
	8/29/2023(4)							133,290			3,545,514

Chris P. Gropp		175,000	350,000	700,000
	4/26/2023(2)							4,790			230,830
	8/29/2023(4)							28,674			762,728

Robert Boyle		98,750	197,500	395,000
	4/26/2023(2)							4,334			208,855
	8/29/2023(4)							12,742			338,937

Todd L. Anderson		78,112	156,223	312,446
	4/26/2023(2)							4,106			197,868
	8/29/2023(4)							8,090			215,194

Alisa Di Beasi		88,750	177,500	355,000
	4/26/2023(2)							4,562			219,843
	8/29/2023(4)							11,452			304,623

(1)Represents threshold, target, and maximum annual cash incentive amounts that could have been earned based on Company performance pursuant to 2023 awards originally granted under the BorgWarner MIP that were replaced and granted under the PHINIA MIP. The amounts of annual cash incentive awards earned in 2023 by our NEOs were determined in February 2024, and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)RSA awards granted by BorgWarner under the BorgWarner 2023 Stock Incentive Plan to all NEOs in 2023 prior to the Spin-Off that were converted to PHINIA RSA awards under the Stock Incentive Plan on July 18, 2023 following the Spin-Off. See “Post-Spin—PHINIA Replacement Awards” in the Decision-Making and Oversight section of the CD&A for details regarding pre-2023 BorgWarner awards that were converted to PHINIA awards following the Spin-Off.
(3)PSUs granted by BorgWarner under the BorgWarner 2023 Stock Incentive Plan to Mr. Ericson in 2023 prior to the Spin-Off that were converted to PHINIA RSU awards under the Stock Incentive Plan on July 18, 2023 following the Spin-Off. See “Post-Spin—PHINIA Replacement Awards” in the Decision-Making and Oversight section of the CD&A for details regarding pre-2023 BorgWarner awards that were converted to PHINIA awards following the Spin-Off.
(4)Recognition Awards in the form of RSAs granted by PHINIA under the Stock Incentive Plan to all NEOs following the Spin-Off.

Proxy Statement | 2024	61

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End (2023)
The following table presents information regarding the number and value of unvested equity awards outstanding at December 31, 2023 for our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Brady D. Ericson	—	—	—	—	—	308,545	9,345,828	—	—

Chris P. Gropp	—	—	—	—	—	50,829	1,539,610	—	—

Robert Boyle	—	—	—	—	—	33,175	1,004,871	—	—

Todd L. Anderson	—	—	—	—	—	28,198	854,117	—	—

Alisa Di Beasi	—	—	—	—	—	32,357	980,094	—	—

(1)Includes: (a) 2023 Replacement Awards in the form of RSAs, plus reinvested dividends, that have vested or will vest on February 28, 2024, 2025, and 2026; (b) for Mr. Ericson only, 2023 Replacement Awards in the form of RSUs, plus dividend equivalents, that will vest on December 31, 2024 and 2025; and (c) 2023 Recognition Awards in the form of RSAs, plus reinvested dividends, that will vest on August 29, 2025 and 2026.
(2)Calculated by multiplying the number of shares or units by the closing price per share of the Company's common stock on December 29, 2023, which was $30.29.
Option Exercises and Stock Vested (2023)
The following table presents information regarding the number and value of stock awards exercised or vested for our NEOs during 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized On Vesting(2) ($)

Brady D. Ericson	—	—	110,225	3,606,841

Chris P. Gropp	—	—	5,193	261,104

Robert Boyle	—	—	5,533	278,199

Todd L. Anderson	—	—	7,889	396,659

Alisa Di Beasi	—	—	4,696	236,115

(1)For all NEOs, number of shares acquired upon vesting includes RSAs granted by BorgWarner in February 2020 and February 2021 as to which restrictions lapsed in February 2023. For Mr. Ericson, number of shares acquired upon vesting also includes Replacement Awards in the form of RSUs granted by PHINIA in July 2023 as to which restrictions lapsed in December 2023.
(2)For the RSAs granted in February 2020 and February 2021 as to which restrictions lapsed in February 2023, the value realized on vesting is equal to the number of shares vested multiplied by the closing price per share of BorgWarner common stock on February 28, 2023 ($44.26). For Mr. Ericson's RSUs, the value realized on vesting is equal to the number of units vested multiplied by the closing price per share of the Company's common stock on December 29, 2023 ($30.19).

62	2024 | Proxy Statement

EXECUTIVE COMPENSATION TABLES
Non-Qualified Deferred Compensation (2023)
The following table presents information regarding the non-qualified deferred compensation activity for our NEOs during 2023.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Brady D. Ericson	BorgWarner Excess Plan	—	251,002	471,975	—	2,595,406
	BorgWarner Deferred Compensation Plan	—	—	30,726	—	166,451

Chris P. Gropp	BorgWarner Excess Plan	—	44,087	60,654	—	465,734
	BorgWarner Deferred Compensation Plan	—	—	1,855	—	10,962

Robert Boyle	BorgWarner Excess Plan	—	27,225	8,138	—	68,260

Todd L. Anderson	BorgWarner Excess Plan	—	30,841	9,120	—	80,056

Alisa Di Beasi	BorgWarner Excess Plan	—	25,619	8,672	—	71,764

(1)Amounts shown in this column represent benefits contributed for each NEO, which amounts are included in the “All Other Compensation” column in the Summary Compensation Table.
(2)These amounts are not included in the Summary Compensation Table because they are not above market.
(3)Amounts shown in this column in excess of the sum of the amounts from the preceding columns includes the following amounts reflected for 2022 included in the Summary Compensation Table: $192,988 for Mr. Ericson, $34,221 for Ms. Gropp, $19,503 for Mr. Boyle, $25,668 for Mr. Anderson, and $18,811 for Ms. Di Beasi.
Prior to the Spin-Off, the NEOs participated in the BorgWarner Excess Plan. Pursuant to the Employee Matters Agreement between BorgWarner and PHINIA, the NEOs continued to participate in the BorgWarner Excess Plan through December 31, 2023. In connection with the Spin-Off and pursuant to the Employee Matters Agreement between BorgWarner and PHINIA, we established the PHINIA Excess Plan, effective January 1, 2024 as a "mirror excess benefit plan" to the BorgWarner Excess Plan, and assumed the obligations and liabilities under the BorgWarner Excess Plan that plan that were associated with the former BorgWarner employees and former employees who were associated with the PHINIA business, including the NEOs. The terms of the PHINIA Excess Plan are substantially similar to the terms of the BorgWarner Excess Plan that were in effect as of the date of such assumption of obligations. Both the BorgWarner Excess Plan and PHINIA Excess Plan were established to provide benefits to certain employees whose participation in and benefits under the applicable retirement savings plan were limited by provisions in the Internal Revenue Code.
The PHINIA Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the PHINIA Retirement Savings Plan by provisions in the Internal Revenue Code. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the PHINIA Retirement Savings Plan. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days after the participant’s separation from service, and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available. If a participant’s service with PHINIA is terminated because of dishonest conduct injurious to PHINIA, or if dishonest conduct injurious to PHINIA is identified by the Compensation Committee within one year after the participant’s service is terminated, the Compensation Committee may terminate the participant’s remaining interest and benefits under the plan (except with respect to the DC Plan Account described below).
In connection with the Spin-Off, effective on January 1, 2024, we established and simultaneously merged into the PHINIA Excess Benefit Plan, the PHINIA Deferred Compensation Plan, such that certain participants in the PHINIA Excess Plan have a deferred compensation account under the PHINIA Excess Plan that reflects transferred account balances of such participants from a corresponding “frozen” BorgWarner deferred compensation plan (DC Plan Account). The DC Account feature is closed to new entrants, and no new deferrals were made during 2023 or are permitted to be made to the accounts of participants. The DC Plan Account feature was established as a "mirror deferred compensation plan" to assume the obligations and liabilities under BorgWarner’s frozen deferred compensation plan. Distributions are made based on the elections of participants, and may be elected to commence or occur upon the occurrence of (a) the first to

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EXECUTIVE COMPENSATION TABLES
occur of the participant's retirement or disability or (b) a specific scheduled date which is not earlier than five years after the end of the plan year in which the participant first commenced participation in the plan. Generally, no in-service withdrawals or loans are available, but in the event of a change in control (as defined for purposes of the DC Plan Account feature, a participant will receive a complete distribution of their account).
PHINIA Excess Plan and PHINIA Deferred Compensation Plan balances can generally be notionally invested in the same investment options that are available to participants under the PHINIA Retirement Savings Plan. As these plans are unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments.
Potential Payments Upon Termination or Change of Control
The following table presents information regarding the post-employment payments that would be paid to each of our NEOs, including upon or following certain change of control related events. The calculations assume each NEO’s employment was terminated, and/or the change of control occurred, on December 29, 2023. For purposes of the calculations, the closing price per share of the Company's common stock on December 29, 2023 ($30.29) was used to determine the market value of RSUs and RSAs.

Name	Payment Triggering Events In Connection with a Change of Control and Other Events(1)
	Change of Control only(2) ($)	Involuntary Termination		Voluntary Termination
		with Cause ($)	without Cause(3) ($)	with Good Reason(3) ($)	without Good Reason(4) ($)

Brady D. Ericson	—	—	14,432,480	14,432,480	919,150

Chris P. Gropp	—	—	3,313,356	3,313,356	183,000

Robert Boyle	—	—	2,419,088	2,419,088	152,013

Todd L. Anderson	—	—	2,264,731	2,264,731	187,430

Alisa Di Beasi	—	—	2,281,519	2,281,519	144,563

(1)Amounts do not include life or disability insurance benefits or vested benefits under the PHINIA Retirement Savings Plan or under the TIP, as these benefits and benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.
(2)No amounts are shown in this column based on the assumption that the acquiror in a change of control transaction would assume outstanding equity-based awards.
(3)For all NEOs, amounts include cash severance payment based on two times the average of base plus bonus, value of prorated bonus in year of termination, value of unvested RSAs and RSUs, retirement benefit based on three times the 2023 Company contributions to the PHINIA Retirement Savings Plan, value of welfare benefits (i.e. medical, dental, and life insurance coverage) for 18 months, and outplacement services. Amounts do not reflect any impact from the potential imposition of any excise tax.
(4)Amounts include prorated payment based on an average of past bonuses for year of termination.
Change of Control Agreements
We have entered into CoC Agreements with each of our NEOs. The CoC Agreements provide for certain employment compensation and severance payments and benefits in the event of a change of control. The employment period under the CoC Agreements begins from the date on which a change of control occurs and runs through the second anniversary of such date.
The CoC Agreements also include certain employment terms and conditions that would apply during the employment period including relating to (a) annual base salary (which may not be reduced after an increase during the employment period), (b) annual bonus (which must be at least equal to the average of bonuses paid or payable to an executive under the MIP (or comparable successor or predecessor plan) for the last three full fiscal years), (c) participation in incentive, savings, and retirement and welfare benefit plans generally available to other peer executives, (d) reimbursement of reasonable expenses, and (e) continuation of fringe benefits in effect for such executive.

64	2024 | Proxy Statement

EXECUTIVE COMPENSATION TABLES
In the event an NEO terminates employment for good reason, or the Company terminates an NEO’s employment with the Company other than for cause, death, or disability, within two years of a change of control or in anticipation of a change of control, the NEO is entitled to the following (in addition to accrued but unpaid amounts):
•A lump sum cash amount equal to two times the sum of (i) their annual base salary and (ii) the average annual bonus paid or payable under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan) for the three last full fiscal years;
•A lump sum cash amount based on a prorated portion, for the portion of the year up to the date of termination, of the average annual bonus paid or payable under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan) for the last three full fiscal years (Pro Rata Bonus);
•A lump sum cash amount equal to two times the Company’s retirement and matching contributions that would have been made on their behalf in the first plan year ending after termination of employment;
•Continuation of medical, dental, and life insurance benefits for 18 months; and
•Outplacement services at a cost not to exceed $40,000.
In the event of a termination of employment due to death or disability within two years of a change of control or in anticipation of a change of control, the Company must pay the executive (or their estate, in the case of death) accrued amounts and a Pro Rata Bonus in a lump sum generally within 30 days of termination, together with other applicable death and disability-related benefits.
In the event the executive voluntarily terminates employment other than for good reason within two years of a change of control or in anticipation of a change of control, the Company must pay the executive accrued amounts and a Pro Rata Bonus in lump sum generally within 30 days of termination.
The CoC Agreements also provide that, in the event of a change of control, any outstanding equity awards that are assumed or replaced by the acquiror in the change of control will not become vested on an accelerated, or “single-trigger,” basis solely as a result of the change of control. Instead, the assumed or replaced awards will continue in accordance with their terms (with performance goals deemed to have been satisfied at the target level for performance awards) and will become vested on an accelerated basis only if the Company terminates the NEO’s employment without cause or the NEO terminates employment for good reason within two years after the change of control. This is referred to as “double trigger” vesting. Any equity awards that are not assumed or replaced in the change of control will generally become vested (with performance goals deemed to have been satisfied at the target level for performance awards and on a pro rata basis if, due to the change of control, a performance period is shortened) upon the change of control.
Executives forego a portion of change of control payments that could otherwise trigger Internal Revenue Code Section 4999 excise taxes, as the tax will not be “grossed-up” under the CoC Agreement, if such reduction in change of control payments would be beneficial to the executive.
“Change of control” generally means:
•the acquisition by any Person (as defined in the CoC Agreements) of beneficial ownership of 20% or more of either (i) the then-outstanding shares of our common stock, or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of our directors (with certain exceptions);
•a change in the majority of our Board (provided, however that that any individual becoming a director subsequent to the date of the relevant CoC Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board);
•consummation by the Company of a reorganization, statutory share exchange, merger or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each of the foregoing, a Business Combination), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent

Proxy Statement | 2024	65

EXECUTIVE COMPENSATION TABLES
that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
•approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
“Change of control period” means the period commencing on the date the CoC Agreement was entered into and ending on the third anniversary of such date; provided, however, that commencing on the date one year after such entry date, and on each annual anniversary of such date (each, a Renewal Date), unless previously terminated, the change of control period will be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that such period will not be so extended.
“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a Notice of Termination for Good Reason (as described in the CoC Agreements)), after a written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO of the Company believes that the executive has not substantially performed the executive’s duties, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially demonstrably injurious to the Company.
“Good reason” generally means the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties, or responsibilities or any other diminution in such position, authority, duties or responsibilities, our failure to comply with compensation or benefit provisions in the CoC Agreement, the requirement for the executive to be based at any office or other location other than as provided in the CoC Agreement or the Company requiring the executive to travel on Company business to a substantially greater extent than required prior to the effective date of the CoC Agreement, a purported termination by the Company of an executive’s employment other than as permitted under the CoC Agreement, or our failure to require any successor to us to comply with the CoC Agreement.
Terminations Not Related to a Change of Control
In the event of an involuntary termination without cause not in connection with either a change of control or performance-related issues, no additional payments are required to be made to NEOs except under the TIP, which applies to all U.S. salaried employees. Benefits provided under the TIP include a lump sum payment of up to six months’ base salary, plus payment of healthcare, dental, and vision benefit premiums required under COBRA for six months.
In the event of termination of employment by retirement not in connection with a change of control, no additional payments are made to NEOs, as none of the NEOs are retirement eligible.
Equity Award Agreements
The terms of our employee restricted stock and restricted stock unit award agreements provide special vesting terms in certain circumstances.
•In the event of death or disability, all unvested shares or units will immediately vest.
•In the event of a qualifying retirement (on or after attaining age 55 with at least 10 years of service or with the written consent of the Company), the Committee may, in its sole discretion, cause all or a portion of the unvested shares or units to vest or, in the case of certain restricted stock awards, the award provides that a pro rata portion of the unvested shares will vest. As of December 29, 2023, Ms. Gropp is our only NEO who would meet the age 55 with 10 years of service requirement applicable to restricted stock awards (and we assume that the Compensation Committee would not exercise its discretion to deem any other NEO retiree eligible as of December 29, 2023 who did not similarly meet the age and service condition). Assuming Ms. Gropp satisfied the other conditions of the awards and the Compensation Committee determined to vest her awards to the fullest extent permitted by the express terms of the awards, the value of her restricted stock vesting on such date would be $753,282.
•In the event of a change of control and a qualifying termination (without cause or for good reason) within two years following a change of control, the shares or units relating to an award will vest.

66	2024 | Proxy Statement

PAY VERSUS PERFORMANCE
We disclose below pay versus performance information, including the relationship between executive compensation actually paid, as calculated by SEC rules, and Company performance.
Pay Versus Performance Table

Pay Versus Performance
Year (a)	Summary Compensation Table Total for PEO (b)(1)	Compensation Actually Paid to PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	PHINIA Adjusted Operating Margin (i)(4)
					Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)

2023	$8,180,043	$9,382,637	$1,714,367	$1,737,186	$83.97	$97.97	$102,000,000	10.1%

(1)Mr. Ericson served as our principal executive officer (PEO) for 2023. For 2023, our non-PEO NEOs included Ms. Gropp, Mr. Boyle, Mr. Anderson and Ms. Di Beasi.
(2)For 2023, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO	2023
Summary Compensation Table (SCT) Total for PEO (column (b))	$8,180,043
- aggregate change in actuarial present value of pension benefits	0
+ service cost of pension benefits	0
+ prior service cost of pension benefit	0
- SCT “Stock Awards” column value	5,891,782
- SCT “Option Awards” column value	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	6,357,568
- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(51,145)
+ vesting date fair value of equity awards granted and vested in the covered year	787,953
+/- change in fair value of equity awards granted in prior years that vested in the covered year	0
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0
+ excess fair value for equity award modifications	0
Compensation Actually Paid to PEO (column (c))	$9,382,637

Average for Non-PEO NEOs	2023
Average SCT Total for Non-PEO NEOs (column (d))	$1,714,367
- aggregate change in actuarial present value of pension benefits	0
+ service cost of pension benefits	0
+ prior service cost of pension benefits	0
- SCT “Stock Awards” column value	619,720
- SCT “Option Awards” column value	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	696,715
+/- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(6,269)
+ vesting date fair value of equity awards granted and vested in the covered year	0
+/- change in fair value of equity awards granted in prior years that vested in the covered year	(47,907)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0
+ excess fair value for equity award modifications	0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$1,737,186

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PAY VERSUS PERFORMANCE
(3)For 2023, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on July 5, 2023 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual Report, the S&P 600 Automotive Parts & Equipment Index (for purposes of this Pay Versus Performance section only, the Peer Group).
(4)PHINIA Adjusted Operating Margin is defined in the Compensation Discussion and Analysis and is calculated as set forth in Annex A.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for 2023, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid (CAP) to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.
Relationship Between Compensation Actually Paid
and Total Shareholder Return

☐	PEO CAP	☐	Avg Non-PEO NEO CAP

	PHINIA TSR		Peer Group TSR
Relationship Between Compensation Actually Paid
and Net Income

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	☐	Net Income

68	2024 | Proxy Statement

PAY VERSUS PERFORMANCE
Relationship Between Compensation Actually Paid
and PHINIA Adjusted Operating Margin

Compensation Actually Paid
(in millions)
$16M
$12M
$8M
$4M
$0M
$9.38M
$1.74M
$10.1%
2023
15%
10%
5%
0%
Adjusted Operating Margin

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	PHINIA Adjusted Operating Margin
Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2023 to Company performance.

PHINIA Adjusted Operating Margin
PHINIA Working Capital

Proxy Statement | 2024	69

Proposal 3
Advisory Approval of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act, PHINIA is requesting that our shareholders vote, on an advisory basis, on how frequently we should hold an advisory say-on-pay vote in the future. This “frequency” vote is required to be held at least once every six years.
After careful consideration, the Board believes that we should hold an advisory say-on-pay vote every year. In reaching its recommendation, the Board concluded that an annual vote will continue to enable our shareholders to provide us with timely input on our executive compensation philosophy, policies, and programs.
Shareholders may indicate whether they would prefer such vote to occur every “1 Year,” “2 Years,” or “3 Years,” or they may "Abstain" from voting. Although this vote is advisory and not binding, the Board and PHINIA highly value the opinions of our shareholders. We will consider the outcome of this vote when determining the frequency of future shareholder say-on-pay votes and expect to be guided by the voting option that receives the greatest number of votes, even if that option does not receive a majority vote. We expect to hold our next frequency vote at our 2030 annual meeting of shareholders.

Our Board recommends that you vote for “1 Year” with respect to the frequency of future advisory votes on the compensation of our named executive officers.

70	2024 | Proxy Statement

Proposal 4
Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the selection, compensation, and oversight of the work of our independent registered public accounting firm. To assure continuing audit independence and objectivity, the Audit Committee is involved in the selection of the firm’s lead engagement partner in accordance with SEC rules. Additionally, the Audit Committee has adopted a policy for pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the firm and assesses the impact the provision of any non-audit services may have on the firm’s independence.
The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. PwC effectively served as PHINIA's independent auditor prior to the Spin-Off and since 2022, while operating under BorgWarner.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for 2024. The Audit Committee believes the continued retention of PwC as our independent registered public accounting firm for 2024 is in the best interests of our Company and shareholders.
Although we are not required to seek shareholder ratification of the appointment of PwC as our independent registered public accounting firm, we are submitting PwC's appointment to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice and to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of our Company and shareholders.
Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Proxy Statement | 2024	71

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor’s Fees
The following table sets forth the fees for services provided or billed by PwC during the fiscal year ended December 31, 2023. Prior to the Spin-Off and while operating under BorgWarner, PHINIA did not separately engage an independent registered public accounting firm. PwC performed a separate audit of BorgWarner and performed certain other services related to PHINIA for periods prior to fiscal year 2023. BorgWarner paid fees for such services.

Fee Type	2023

Audit Fees	$5,580,000

Audit-Related Fees	47,500

Tax Fees	747,450

All Other Fees	147,000

Total	$6,521,950

Audit Fees consisted of fees related to the audit of the Company’s consolidated and subsidiary financial statements, as well as fees for services customarily provided by an independent auditor in connection with quarterly and annual reports filed with the SEC.
Audit-Related Fees consisted of fees related to tax audit certifications.
Tax Fees consisted of fees related to tax compliance, tax advice, and tax planning, including the review of certain tax returns, tax audit assistance, and consulting on tax planning matters.
All Other Fees consisted of fees related to operational aspects of certain employee benefit plans and licensing fees for technical research tools.
Pre-Approval Policy of Services Performed by Independent Auditors
The Audit Committee is responsible for pre-approving audit and other services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to dollar limitations set by the Audit Committee.
Before PHINIA or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either: (1) specifically approved by the Audit Committee; or (2) entered into pursuant to the pre-approval policy as provided therein. Any proposed services exceeding pre-approved cost levels under the policy require specific pre-approval by the Audit Committee before the service is provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.
Under the policy, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with any pre-approval decisions reported to, and submitted for ratification by, the Audit Committee at its next scheduled meeting.
All of the fees paid to PwC for services rendered during 2023 were pre-approved by the Audit Committee.

72	2024 | Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with PwC the firm’s independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in PHINIA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board:

D’aun Norman, Chair	Robin Kendrick	Roger J. Wood

Proxy Statement | 2024	73

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Directors and Executive Officers
The following table presents information as of March 11, 2024, regarding the beneficial ownership of PHINIA's common stock by (i) each director and director nominee, (ii) each NEO, and (iii) all directors, director nominees, and executive officers as a group.

Name	Shares Beneficially Owned(1)	Percent of Class(2)

Todd L. Anderson	31,974	*

Robert Boyle	37,909	*

Samuel R. Chapin	17,130	*

Alisa Di Beasi	36,098	*

Brady D. Ericson	322,475	*

Chris P. Gropp	62,927	*

Robin Kendrick	28,670	*

Latondra Newton	13,130	*

D’aun Norman	13,130	*

Rohan S. Weerasinghe	13,142	*

Roger J. Wood	13,130	*

All directors, director nominees, and executive officers as a group (18 persons)	696,054	1.50%

*    Represents less than 1 percent of the total number of shares of common stock outstanding.
(1)Amounts reflect beneficial ownership as calculated under SEC rules. Except as otherwise noted, the named persons have sole voting and investment power over the indicated number of PHINIA shares. Amounts also include all PHINIA shares held in trust over which the person has shared voting power or investment power. None of the shares are pledged by any person in this table.
(2)Based on 46,334,055 shares of common stock outstanding as of March 11, 2024, the record date.

74	2024 | Proxy Statement

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Certain Other Beneficial Owners
The following table presents information known to PHINIA, regarding the beneficial ownership of PHINIA’s common stock by holders of more than 5 percent of the outstanding shares of PHINIA’s common stock.

Name	Amount and Nature of Beneficial Ownership	Percent of Class(4)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,858,600(1)	12.6%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,305,726(2)	11.5%

Cooper Creek Partners Management LLC 501 Madison Avenue, Suite 302 New York, NY 10022	2,665,158(3)	5.8%

(1)As of December 31, 2023, based on its Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc. indicated that it beneficially owns 5,858,600 shares, for which it has sole voting power with respect to 5,719,089 shares, shared voting power with respect to no shares, sole dispositive power with respect to 5,858,600 shares and shared dispositive power with respect to no shares.
(2)As of December 31, 2023, based on its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group indicated that it beneficially owns 5,305,726 shares, for which it has sole voting power with respect to no shares, shared voting power with respect to 16,261 shares, sole dispositive power with respect to 5,240,205 shares and shared dispositive power with respect to 65,521 shares.
(3)As of December 31, 2023, based on its Schedule 13G/A filed with the SEC on February 12, 2024, Cooper Creek Partners Management LLC indicated that it beneficially owns 2,665,158 shares, for which it has sole voting power with respect to 2,665,158 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,665,158 shares and shared dispositive power with respect to no shares.
(4)Based on 46,334,055 shares of common stock outstanding as of March 11, 2024, the record date.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information regarding the Company’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2023.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	335,240	(1)	$26.80	(2)	4,366,120	(3)

Equity compensation plans not approved by security holders

Total	335,240	(1)	$26.80	(2)	4,366,120	(3)

(1)Amount reflects shares of common stock subject to outstanding RSA and RSU awards under the Stock Incentive Plan.
(2)The weighted average exercise price does not take into account shares relating to RSAs and RSUs.
(3)4,366,120 shares of common stock remain available for future awards under the Stock Incentive Plan.

Proxy Statement | 2024	75

ANNUAL MEETING INFORMATION
2024 Annual Meeting
What is the purpose of the Annual Meeting?
The Annual Meeting provides shareholders with the opportunity to act upon the proposals described in the Notice of Annual Meeting of Shareholders. The Annual Meeting also serves as an opportunity for PHINIA leadership to present information regarding PHINIA’s business, governance, and performance and respond to questions from shareholders.
Who is entitled to attend the Annual Meeting?
Only holders of PHINIA common stock as of the close of business on March 11, 2024, the record date for the Annual Meeting (the Record Date), or their authorized representatives by proxy may attend the Annual Meeting.
•Shareholder of Record. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares.
•Beneficial Owner of Shares. If your shares are held in an account with a broker, bank, or other similar organization, you are the beneficial owner of shares held in street name. The organization holding your account is considered the shareholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
How may I attend the Annual Meeting?
If you plan to attend the meeting in person, you will need to present valid photo identification and one of the following forms of proof of ownership to be admitted to the meeting.

Attendee	Permitted Proof of Ownership

Shareholder of Record
Any one of the following:
•Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the Record Date.
•Proxy Card. The proxy card you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records.”
•Notice of Internet Availability of Proxy Materials (Notice). The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.

Beneficial Owner of Shares
Any one of the following:
•Voting Instruction Form. The voting instruction form you received in the mail from your broker, bank, or other similar organization holding your shares containing a valid control number.
•Notice. The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.
•Account Statement. Your account statement showing your share ownership as of the Record Date.
•Legal Proxy. A valid legal proxy containing a valid control number or a letter from a Shareholder of Record naming you as proxy.
•Letter from Intermediary. A letter from your bank, broker, or similar organization holding your shares confirming your ownership as of the Record Date.

76	2024 | Proxy Statement

ANNUAL MEETING INFORMATION
Please note that the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. No late admittance will be permitted. For security purposes, no large bags, backpacks, briefcases, packages, or umbrellas will be permitted in the meeting room or adjacent areas, and other items will be subject to search. The use of cameras, audio or video recording equipment, cell phones, computers, and similar devices and recording equipment will be prohibited during the Annual Meeting.
Voting
Who may vote and what constitutes a quorum for the Annual Meeting?
Only Shareholders of Record and Beneficial Owners holding PHINIA common stock at the close of business on the Record Date are entitled to receive notice of, and to vote before or at, the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.
A quorum is the presence, in person or by proxy, of shareholders holding a majority of the stock of the Company entitled to vote as of the Record Date. A quorum is necessary to conduct business at the Annual Meeting. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum.
How do I vote?
Before the Annual Meeting. If you wish to vote in advance of the meeting use one of the following methods. Your vote must be received prior to 11:59 p.m. Eastern Time on May 8, 2024.
•By Internet. Visit www.proxyvote.com, enter the control number on your proxy card, voting instruction form, or Notice, and follow the instructions on the website.
•By Phone. Call 1-800-690-6903, enter the control number on your proxy card, voting instruction form, or Notice, and following the recorded instructions.
•By Mail. If you received printed copies of the proxy materials, you may vote by completing, signing, and returning the proxy card or voting instruction form included with your materials.
If you are a Shareholder of Record, and you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.
If you are a Beneficial Owner, your broker, bank, or other similar organization is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction form to them or by following the instructions provided to you for voting your shares via the Internet or phone. For purposes of the Annual Meeting, only the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Proposals 1, 2, and 3), you will need to communicate your voting decisions to your bank, broker, or other similar organization before the date of the Annual Meeting.
During the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a Beneficial Owner and you wish to vote at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or similar organization holding your shares and bring it with you to hand in with your ballot. See “How may I attend the Annual Meeting” for instructions regarding how to obtain admission to the Annual Meeting.
Early Voting Is Encouraged. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.
What happens if I do not provide instructions on how to vote?
If you are a Shareholder of Record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.
If you are a Beneficial Owner and do not vote your shares at the Annual Meeting, you must instead instruct your broker, bank, or other similar organization on how to vote your shares using the voting instruction form provided by that intermediary. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, whether your shares can be voted by your intermediary depends on the type of proposal being voted upon.
•Non-Discretionary or Non-Routine Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your intermediary cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Proposal 4 (Ratification of the Appointment of PricewaterhouseCoopers LLC as Our Independent Registered

Proxy Statement | 2024	77

ANNUAL MEETING INFORMATION
Public Accounting Firm) are non-discretionary or non-routine items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for purposes of voting on any of the non-discretionary or non-routine items.
•Discretionary or Routine Items. Even if you do not provide voting instructions, your broker, bank, or other similar organization may vote in its discretion on Proposal 4 (Ratification of the Appointment of PricewaterhouseCoopers LLC as Our Independent Registered Public Accounting Firm) because it is a discretionary or routine item.
What are the proposals, Board recommendations, and vote required to adopt each proposal, and how are votes counted?
At the close of business on the Record Date, PHINIA had 46,334,055 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows.

Proposal	Board Recommendation	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	“FOR” each nominee	“For,” “Against,” or “Abstain” on each nominee	Majority of votes cast	None

Proposal 2: Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	None

Proposal 3: Advisory Approval of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	“1 YEAR”	“1 Year,” “2 Years,” “3 Years,” or “Abstain”	Majority of votes cast (the Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote)	None

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	Abstentions have no effect. Brokers have discretion to vote on this item.

Can other business, in addition to the items listed on the agenda, be transacted at the meeting?
As of the date of this Proxy Statement, the Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice of Annual Meeting of Shareholders. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
May I change my vote?
There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting. Please note that, in order to be counted, the revocation or change of a prior vote must be received by 11:59 p.m. Eastern Time on May 8, 2024.
•Vote again by the Internet or phone, as described above.
•Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

78	2024 | Proxy Statement

ANNUAL MEETING INFORMATION
•Shareholders of Record may vote in person at the Annual Meeting or notify PHINIA’s Secretary in writing that a prior proxy is revoked.
The latest-dated, timely, properly completed proxy that you submit, whether by the Internet, phone, mail, or in person, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Who tabulates the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election at the Annual Meeting.
Where will I be able to find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within the four business days after the Annual Meeting.
How are proxies being solicited and who pays for the related expenses?
Proxies are being solicited principally by mail, phone, and through the Internet. We will pay the expenses in connection with the solicitation of proxies. We have retained Morrow Sodali LLC to act as proxy solicitor for an estimated fee of $10,000, plus reimbursement of out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.
Proxy Materials
How may I obtain a printed copy of the proxy materials?
As permitted by SEC rules and regulations, we use the internet as the primary means of furnishing proxy materials to shareholders by sending a Notice of Internet Availability of Proxy Materials or email with instructions on how to access the proxy materials online at www.proxyvote.com and to request a printed copy of the proxy materials, if preferred.
The Company will provide by mail or email, without charge, a copy of this Proxy Statement, the Annual Report, and proxy materials for future annual meetings (once available) at your request. Please direct all requests to PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, call 248-732-1900, or email investors@phinia.com. These materials also are available, free of charge, on PHINIA’s website at investors.phinia.com.
If you received printed copies of the proxy materials this year and would like to access proxy materials online beginning next year, please follow the instructions located at www.proxyvote.com. We encourage shareholders to take advantage of the availability of proxy materials online to help reduce the environmental impact of our annual meetings and our related printing and mailing costs.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. PHINIA and some brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker, other intermediary, or PHINIA that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, Shareholders of Record no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify PHINIA. If Beneficial Owners no longer wish to participate in householding, they should notify their broker or other intermediary through which their shares are held.

Proxy Statement | 2024	79

ANNUAL MEETING INFORMATION
Please contact PHINIA Investor Relations at PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Investor Relations, investors@phinia.com, or 248-732-1900 if you:
•participate in householding and wish to receive a separate copy of our Notice, Proxy Statement, or Annual Report for this Annual Meeting, or wish to receive separate copies of such materials for future meetings; or
•share an address and wish to request delivery of a single copy of proxy materials, rather than receiving multiple copies.
Shareholder Proposals for the 2025 Annual Meeting
Proposals to Be Included in the Proxy Statement
Rule 14a-8 Proposals. Under SEC rules, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, on or before November 27, 2024 in order to be considered for inclusion in the proxy materials relating to the 2025 annual meeting. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.
Proxy Access. Our Amended and Restated By-Laws include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of the voting power of all shares of stock of the Company issued and outstanding and entitled to vote for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement (or, if such amount is not a whole number, the closest whole number below 20%). Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our Amended and Restated By-Laws will be included in the Company’s proxy statement and on the Company’s form of proxy. To be timely, an eligible shareholder's proxy access notice must be delivered to, or mailed and received by, the Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, not earlier than the 150th calendar day and no later than the close of business on the 120th calendar day prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting. For the 2025 annual meeting, such notice must be delivered no earlier than October 28, 2024 and no later than November 27, 2024.
Proposals Not to Be Included in the Proxy Statement
Advance Notice Director Nominations. Our Amended and Restated By-Laws provide that any shareholder entitled to vote at an annual shareholders' meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder notice must be delivered to PHINIA’s Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, written notice of the shareholder's intent to make such a nomination or nominations not earlier than the close of business on the 120th day prior to nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting date, except as otherwise provided in our Amended and Restated By-Laws. For the 2025 annual meeting, such notice must be delivered to the Secretary not earlier than the close of business on January 9, 2025 and not later than the close of business on February 8, 2025.
If the number of directors to be elected to the Board is increased by the Company and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
A shareholder nominating a director for election must provide the information regarding that nominee in the format and with the content required by our Amended and Restated By-Laws, and otherwise comply with all applicable requirements in our Amended and Restated By-Laws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between the proposed nominee and the nominating shareholder, a completed questionnaire with respect to the background and qualification of the proposed nominee, and if applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

80	2024 | Proxy Statement

ANNEX A: NON-GAAP FINANCIAL MEASURES
This Proxy Statement contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). In this Annex A, such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures or accompanied by a description of how such measures are calculated from the Company's financial statements. The reconciliations include all information reasonably available to the Company on this date.
Management believes these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures presented by PHINIA may not be comparable to similarly titled measures reported by other companies.
Adjusted Sales. The Company defines adjusted sales as net sales adjusted to exclude certain contract manufacturing agreements with BorgWarner that were entered into in connection with the Spin-Off.

(in millions)	Year Ended December 31, 2023

Net sales	$3,500

Spin-Off Agreement Adjustment	(50)

Adjusted sales	$3,450

Adjusted EBITDA and Adjusted EBITDA Margin. The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, separation and transaction costs, other postretirement expense (income), equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted sales.

(in millions)	Year Ended December 31, 2023

Net earnings	$102

Depreciation and tooling amortization	143

Provision for income taxes	104

Intangible asset amortization	28

Interest expense	56

Interest income	(13)

EBITDA	$420

Separation and transaction costs	80

Restructuring expense	12

Other postretirement expense (income)	2

Asset impairments	—

Royalty income from Former Parent	(17)

Equity in affiliates’ earnings, net of tax	(10)

Other	3

Adjusted EBITDA	$490

Net Sales	$3,500

Net Margin %	2.9%

Adjusted sales	$3,450

Adjusted EBITDA Margin %	14.2%

Proxy Statement | 2024	81

ANNEX A: NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow. The Company defines Adjusted Free Cash Flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures, including tooling outlays.

(in millions)	Year Ended December 31, 2023

Net cash provided by operating activities	$250

Capital expenditures, including tooling outlays	(150)

Effects of separation-related transactions	61

Adjusted free cash flow	$161

Adjusted Operating Income and PHINIA Adjusted Operating Margin. The Company defines Adjusted Operating Income as operating income adjusted to exclude the impact of restructuring expense, separation and transaction costs, intangible asset amortization expense, impairment charges, other net expenses, and other gains and losses not reflective of the Company’s ongoing operations. PHINIA Adjusted Operating Margin is defined as Adjusted Operating Income divided by Adjusted Sales.

(in millions)	Year Ended December 31, 2023

Operating income	$241

Separation and transaction costs	80

Intangible asset amortization	28

Restructuring expense	12

Asset impairments	—

Royalty income from Former Parent	(17)

Other	3

Adjusted Operating Income	347

Net sales	$3,500

Operating margin %	6.9%

Adjusted sales	$3,450

PHINIA Adjusted Operating Margin %	10.1%

PHINIA Working Capital. The Company defines PHINIA Working Capital as accounts receivable from customers plus inventory, minus accounts payable, all excluding the impacts of separation-related agreements and amounts due to Former Parent.

82	2024 | Proxy Statement

PHINIA | 3000 University Drive, Auburn Hills, MI 48326, USA

PHINIA

PHINIA INC.
3000 UNIVERSITY DRIVE
AUBURN HILLS, MI 48326

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31510-P03817

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHINIA INC.

The Board of Directors recommends you vote "FOR" each nominee listed in Item 1, "FOR" Items 2 and 4, and "1 YEAR" for Item 3:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Samuel R. Chapin	☐	☐	☐
1b. Brady D. Ericson	☐	☐	☐
1c. Robin Kendrick	☐	☐	☐
1d. Latondra Newton	☐	☐	☐
1e. D'aun Norman	☐	☐	☐
1f. Rohan S. Weerasinghe	☐	☐	☐
1g. Roger J. Wood	☐	☐	☐

	For	**Against**	**Abstain**
2. Advisory approval of the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V31511-P03817

PHINIA INC.
ANNUAL MEETING OF SHAREHOLDERS
May 9, 2024
9:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Robert Boyle and Kelly A. Albin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the shareholder, as designated on the reverse side of this ballot, all of the shares of Common Stock of PHINIA INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time, on May 9, 2024, at PHINIA Inc. Global Headquarters, 3000 University Drive, Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side